UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.______)
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bridgepoint Education, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

13500 Evening Creek Drive North, Suite 600
San Diego, California 92128

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Bridgepoint Education, Inc.:
Notice is hereby given that the 2013 Annual Meeting of Stockholders (“Annual Meeting”) of Bridgepoint Education, Inc., a Delaware corporation, will be held on Monday, May 13, 2013, at 9:00 a.m. (Pacific time) for the following purposes:

1.	To elect three Class I directors, Ryan Craig, Robert Hartman and Andrew M. Miller, for a three-year term to expire at the 2016 Annual Meeting of Stockholders;

2.	To approve the Amended and Restated 2009 Stock Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.
The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote, or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/BPI2013. You will not be able to attend the Annual Meeting in person.
We have also elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's “notice and access” rules. We believe these rules allow us to provide you with the information you need while reducing our delivery costs and the environmental impact of the Annual Meeting. Our Board of Directors has fixed the close of business on March 18, 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Our proxy materials were first sent or given on April 2, 2013, to all stockholders as of the record date.
Whether or not you expect to attend the Annual Meeting via live webcast, please vote as soon as possible to ensure your vote is counted at the meeting. You may vote over the Internet, by telephone or, if you request to receive printed proxy materials, by mailing a proxy or voting instruction card. You may also vote your shares during the Annual Meeting. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials or proxy card you received by mail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The accompanying proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2012, are available to view and download at https://materials.proxyvote.com/10807M. We also encourage you to review our interactive 2012 Annual Review that is available on our website at http://www.bridgepointeducation.com/annual_review_2012/.

By Order of the Board of Directors,

/s/ Diane L. Thompson
Diane L. Thompson Senior Vice President, Secretary and General Counsel
San Diego, California
April 2, 2013

13500 Evening Creek Drive North, Suite 600
San Diego, California 92128

2013 PROXY STATEMENT

General Information
The Board of Directors of Bridgepoint Education, Inc., a Delaware corporation (“Bridgepoint,” “the company,” “we,” “us” or “our”), has made these proxy materials available to you on the Internet or, upon your request, has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2013 Annual Meeting of Stockholders (“Annual Meeting”). The Annual Meeting will be held via Internet webcast on Monday, May 13, 2013, at 9:00 a.m. (Pacific Time), or at any adjournment or postponement thereof, for the purposes stated herein. These proxy materials were first sent or given on April 2, 2013, to all stockholders as of the record date.
Internet Availability of Proxy Materials
Under rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 12, 2013, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most of you will not receive printed copies of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials (“Notice”), which was mailed to most of you, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive printed copies of our proxy materials by mail, please follow the instructions in the Notice for requesting such materials. If you request printed copies of the proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting. The proxy materials are available to view and download at https://materials.proxyvote.com/10807M. We also encourage you to review our interactive 2012 Annual Review that is available on our website at http://www.bridgepointeducation.com/annual_review_2012/.
Participating in the Annual Meeting
We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/BPI2013. The webcast will begin at 9:00 a.m. Pacific time on May 13, 2013.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

•
To enter the meeting, please have your 12-digit control number which is available on the Notice or, if you received a printed copy of the proxy materials, your proxy card. If you do not have your 12-digit control number, you will be able to listen to the meeting only. You will not be able to vote or submit questions during the meeting.

•	Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/BPI2013.
Voting Rights and Outstanding Shares
Only stockholders that owned our common stock at the close of business on March 18, 2013, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, 54,108,715 shares of our common stock were outstanding. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of a majority of the outstanding shares of our common stock entitled to vote are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

Proposals for the Annual Meeting
There are three proposals scheduled to be voted on at the Annual Meeting:

•	Elect three Class I directors, Ryan Craig, Robert Hartman and Andrew M. Miller, for a three-year term to expire at the 2016 Annual Meeting of Stockholders.

•	Approval of the Amended and Restated 2009 Stock Incentive Plan.

•	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.
Voting Requirements to Approve Each Proposal
Proposal 1-Election of Class I Directors. Directors are elected by a plurality of the votes present in person and represented by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the three nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes will have no effect on the vote. There is no cumulative voting for the election of Class I directors.
Proposal 2-Approval of the Amended and Restated 2009 Stock Incentive Plan. The proposal to approve the Amended and Restated 2009 Stock Incentive Plan must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. Broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal, but the number of votes cast in favor of such proposal must be at least a majority of the shares present in person or by proxy and entitled to vote.
Proposal 3-Ratification of Appointment of PricewaterhouseCoopers LLP. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. Broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal, but the number of votes cast in favor of such proposal must be at least a majority of the shares present in person or by proxy and entitled to vote.
Voting Shares Registered in Your Name
If you are a stockholder of record, you may vote in one of four ways:

•	Vote via the Internet following the instructions included with your proxy card;

•	Vote by telephone following the instructions included with your proxy card;

•	Mail, complete, sign, date and return your proxy card; or

•	Vote during the Annual Meeting live via the Internet by following the instructions posted at www.virtualshareholdermeeting.com/BPI2013.
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on May 12, 2013. Proxy cards submitted by mail must be received no later than May 12, 2013, to be voted at the Annual Meeting. Submitting your proxy via the Internet or by telephone will not affect your right to vote during the Annual Meeting.
Voting Shares Registered in the Name of a Broker, Bank or Other Nominee
Most beneficial owners holding stock in “street name” will receive instructions for voting their shares from their broker, bank or other nominee. A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that allows stockholders to grant their proxy to vote shares by means of the telephone or Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may vote your shares telephonically by calling the number shown on the voting instruction form received from your broker or bank, or over the Internet at Broadridge's web site at http://www.proxyvote.com. You may also vote your shares during the Annual Meeting live via the Internet by following the instructions posted at www.virtualshareholdermeeting.com/BPI2013.

Revocability of Proxies
If you are a stockholder of record, once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of three ways:

•
You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each method);

•	You may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

•	You may participate in the Annual Meeting live via the Internet and vote again.
Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
If you are a beneficial owner holding shares in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions they provided.
Tabulation of Votes
A representative from Broadridge will act as inspector of election and tabulate the votes at the Annual Meeting. All shares represented by valid proxies received before the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder's instructions. If you submit a valid proxy with no instructions, then your shares will be voted by the individuals we have designated as proxies for the Annual Meeting “FOR” each of the proposals. In addition, the individuals that we have designated as proxies for the Annual Meeting will have discretionary authority to vote for or against any other stockholder matter presented at the Annual Meeting.
Voting Results
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K that we are required to file with the SEC within four business days of the Annual Meeting.
Proxy Solicitation
This proxy solicitation is made by the Board of Directors, and we will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of proxy materials and any additional information furnished to stockholders. We have not retained a proxy solicitor in connection with this solicitation. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, executive officers, employees or other agents. No additional compensation will be paid to these individuals for these services.
Householding of Proxy Materials
The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers, banks and other nominees with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please (1) notify your broker, bank or other nominee, (2) direct your written request to Bridgepoint Education, Inc., Attn: Investor Relations, 13500 Evening Creek Drive North, Suite 600, San Diego, California 92128 or (3) contact us by phone at 1-858-668-2586 x2271. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the annual report and/or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of these documents were delivered. Stockholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request householding of their communications should notify their broker, bank or other nominee.
Stockholder Proposals for the 2014 Annual Meeting of Stockholders
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner.
For a stockholder proposal to be considered for inclusion in our proxy statement for our 2014 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices no later than December 3, 2013; provided, however, that in the event that we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2013 Annual Meeting of Stockholders, we will disclose the new deadline by which stockholders proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Bridgepoint Education, Inc., Attn: Secretary, 13500 Evening Creek Drive North, Suite 600, San Diego, California 92128.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder. For a stockholder to properly bring business before the 2014 Annual Meeting of Stockholders, the stockholder must give timely notice thereof in writing to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2014 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 12, 2014, and

•	not later than the close of business on March 14, 2014.
If we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received:

•	not earlier than the close of business on the 90th day prior to the 2014 Annual Meeting of Stockholders; and

•
not later than the close of business on the later of the 60th day prior to the 2014 Annual Meeting of Stockholders or, if we make a public announcement of the date of the 2014 Annual Meeting of Stockholders fewer than 70 days before the date of such meeting, the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents certain information with respect to the beneficial ownership of our common stock as of March 18, 2013, by: (1) each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock, (2) each named executive officer and director and (3) all executive officers and directors as a group. We have determined beneficial ownership in accordance with SEC rules. Except as indicated below, we believe that the persons named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 54,108,715 shares of common stock outstanding on March 18, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 18, 2013. We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated below, the address of each beneficial owner listed in the table is c/o Bridgepoint Education, Inc., 13500 Evening Creek Drive North, Suite 600, San Diego, CA 92128.

	Number of Shares Held	Number of Shares Subject to Options Exercisable within 60 Days	Total Shares Beneficially Owned
Name of Beneficial Owner			Number	%
Principal Stockholders
Warburg Pincus Private Equity VIII, L.P.(1)	34,589,220	—	34,589,220	63.9%
Directors and Executive Officers
Douglas C. Abts	1,786	70,810	72,596	*
Thomas Ashbrook	4,900	76,960	81,860	*
Andrew S. Clark(2)	790,996	1,140,936	1,931,932	3.5%
Ryan Craig	112,076	20,744	132,820	*
Dale Crandall	11,400	33,317	44,717	*
Daniel J. Devine	83,306	404,390	487,696	*
Marye Anne Fox	—	6,807	6,807	*
Patrick T. Hackett(3)	34,589,220	20,744	34,609,964	63.9%
Robert Hartman	11,400	64,858	76,258	*
Andrew M. Miller	—	6,428	6,428	*
Adarsh Sarma(4)	34,589,220	20,744	34,609,964	63.9%
Diane L. Thompson	1,816	76,960	78,776	*
All Directors and Executive Officers as a Group (17 Persons) (5)	35,780,837	3,048,359	38,829,196	67.9%

*	Less than one percent.

(1)
The stockholder is Warburg Pincus Private Equity VIII, L.P. (“WP VIII”). Warburg Pincus Partners LLC (“WP Partners”), a direct subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII. WP is the managing member of WP Partners. WP VIII is managed by Warburg Pincus LLC (“WP LLC”). WP VIII, WP Partners, WP and WP LLC are collectively referred to as the “Warburg Pincus Entities.” Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus Entities. Each of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy have shared voting and investment control of all of the shares of stock referenced above. Each of Mr. Kaye, Mr. Landy, WP VIII, WP Partners, WP and WP LLC disclaims beneficial ownership of the stock except to the extent of any indirect pecuniary interest therein. The address of the Warburg Pincus Entities, Mr. Kaye and Mr. Landy is 450 Lexington Avenue, New York, New York 10017.

(2)	Includes 783,119 shares of common stock held by the Clark Family Trust, dated July 8, 1998.

(3)
Mr. Hackett is a Managing Director and member of WP LLC. All shares indicated as held by Mr. Hackett are included because of his affiliation with the Warburg Pincus Entities. See footnote (1) above for more information. Mr. Hackett disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities except to the extent of any indirect pecuniary interest therein. Mr. Hackett's address is c/o Warburg Pincus, LLC, 450 Lexington Avenue, New York, NY 10017.

(4)
Mr. Sarma is a Managing Director and member of WP LLC. All shares indicated as held by Mr. Sarma are included because of his affiliation with the Warburg Pincus Entities. See footnote (1) above for more information. Mr. Sarma disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities except to the extent of any indirect pecuniary interest therein. Mr. Sarma's address is c/o Warburg Pincus, LLC, 450 Lexington Avenue, New York, NY 10017.

(5)	Includes 134,262 shares of common stock beneficially owned by Rodney T. Sheng, Executive Vice President/Chief Administrative Officer, which have been pledged as collateral for a loan from a bank.

PROPOSAL 1
ELECTION OF DIRECTORS
Board Composition
Our Board of Directors consists of eight members. Our bylaws provide that the number of directors will be fixed from time to time by resolution of the Board of Directors. All directors hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal. We have divided the terms of office of the directors into three classes:

•	Class I, whose term will expire at the 2013 Annual Meeting of Stockholders;

•	Class II, whose term will expire at the 2014 Annual Meeting of Stockholders; and

•	Class III, whose term will expire at the 2015 Annual Meeting of Stockholders.
Class I consists of Messrs. Ryan Craig, Robert Hartman and Andrew M. Miller, Class II consists of Messrs. Dale Crandall and Adarsh Sarma and Dr. Marye Anne Fox, and Class III consists of Messrs. Andrew S. Clark and Patrick T. Hackett. At each annual meeting of stockholders, the successors to directors whose terms then expire will serve from the time of election and qualification until the third annual meeting following election and until their successors are duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors.
Nominees for Election at the Annual Meeting
The Nominating and Governance Committee recommended, and the Board of Directors nominated, Messrs. Craig, Hartman and Miller as nominees for election to the Board of Directors as Class I directors at the Annual Meeting. If elected, Messrs. Craig, Hartman and Miller will continue as directors and their terms will expire at the 2016 Annual Meeting of Stockholders. Mr. Miller was identified as a potential director nominee by a third party search firm.
Information about the Board of Directors
The names and certain information, as of February 1, 2013, regarding each member of the Board of Directors, including the nominees for election to the Board of Directors at the Annual Meeting as Class I directors, are set forth below. The following information has been furnished to us by the directors.
Andrew S. Clark, age 47, has served as our Chief Executive Officer and a director since November 2003 and as our President since February 2009. Mr. Clark also served from March 2005 to December 2008 on the Board of Trustees for Ashford University and served on the Board of Trustees of University of the Rockies from September 2007 to August 2010. Prior to joining us in November 2003, Mr. Clark consulted with several private equity firms examining the postsecondary education sector. Prior to 2003, Mr. Clark worked for Career Education Corporation as Divisional Vice President of Operations and Chief Operating Officer for American InterContinental University in 2002. From 1992 to 2001, Mr. Clark worked for Apollo Group, Inc. (University of Phoenix), where he served in various management roles, culminating in his position as Regional Vice President for the Mid-West region from 1999 to 2001. Mr. Clark earned an M.B.A. from the University of Phoenix and a B.A. from Pacific Lutheran University. During the term of his employment, we have agreed to nominate Mr. Clark for election to the Board of Directors pursuant to the terms of his employment agreement. Mr. Clark brings to the Board of Directors over 19 years of experience in the postsecondary education sector, as well as a deep understanding of our business and its history that he has acquired since he launched Bridgepoint Education in 2004.
Ryan Craig, age 40, has served as a director of our company since November 2003. Mr. Craig is a founding partner of University Ventures, an investment fund focused on innovation from within higher education. Prior to University Ventures, he founded and served as President of Wellspring, an organization providing treatment programs for overweight and obese adolescents. From 2001 to 2004, Mr. Craig was an Associate at Warburg Pincus LLC in the education sector. From 1999 to 2001, Mr. Craig served as Vice President Business Development for Fathom, a consortium of universities, museums and libraries. From 1994 to 1996, he worked as a consultant with McKinsey & Company. Mr. Craig earned a B.A. from Yale University and a J.D. from Yale Law School. Mr. Craig currently serves on the board of five privately-held companies. Mr. Craig brings to the Board of Directors extensive expertise in the postsecondary education sector and a long history with our business, which enables him to provide key strategic vision.
Dale Crandall, age 71, has served as a director of our company since December 2008. Mr. Crandall founded Piedmont Corporate Advisors, Inc., a private financial consulting firm, in 2003 and currently serves as its President. From April 2000 to

June 2002, Mr. Crandall served as the President and Chief Operating Officer of Kaiser Foundation Health Plan Inc. and Kaiser Foundation Hospitals. From June 1998 to March 2000, Mr. Crandall served as the Senior Vice President and Chief Financial Officer of Kaiser Foundation Health Plan Inc. and Kaiser Foundation Hospitals. Mr. Crandall also serves as a director for Ansell Limited, Coventry Health Care, Inc. and two private companies and as lead trustee for The Dodge & Cox Mutual Funds. Within the last five years, Mr. Crandall also served as a director for Metavante Technologies, Inc., BEA Systems, Inc. and Covad Communications Group, Inc. Mr. Crandall earned a B.A. from Claremont McKenna College and an M.B.A. from the University of California, Berkeley, and is a certified public accountant (inactive). Mr. Crandall brings to the Board of Directors a strong foundation in financial reporting and accounting matters for complex organizations, as well as executive leadership and management experience.
Marye Anne Fox, age 65, has served as a director of our company since November 2011 and as the Chancellor of the University of California, San Diego, and Distinguished Professor of Chemistry at that institution since August 2004. Before such appointment, Dr. Fox served as the Chancellor of North Carolina State University and as Distinguished University Professor of Chemistry from August 1998 until July 2004. She has served on the Board of Trustees for Dartmouth College and on the University of Notre Dame Board of Trustees. Dr. Fox serves on the board of directors of W.R. Grace & Co. (NYSE:GRA), a specialty chemicals and materials company, and Red Hat, Inc. (NYSE: RHT), a provider of open source solutions. Dr. Fox previously served on the board of directors of Boston Scientific Corporation, a developer, marketer and manufacturer of medical devices, from June 2002 until May 2011, as well as on the board of directors of Pharmaceutical Product Development, Inc., a biotechnology development services company, from 2002 until 2008. Since 1996 Dr. Fox has served on the board of directors of the Camille and Henry Dreyfus Foundation, which supports science education. In October 2010, President Barack Obama named Dr. Fox to receive the National Medal of Science, the highest honor bestowed by the United States government on scientists, engineers and investors. Dr. Fox received her bachelor's degree from Notre Dame College, her master's degree from Cleveland State University and her doctoral degree from Dartmouth College, all in chemistry. Dr. Fox brings an extensive background in higher education to the Board of Directors.
Patrick T. Hackett, age 51, has served as a director of our company since March 2008 and as Chairman of the Board since February 2009. Mr. Hackett is a Managing Director and Co-Head of the Technology, Media and Telecommunications group at Warburg Pincus LLC, which he joined in 1990, and a General Partner of Warburg Pincus & Co. Mr. Hackett also serves as a director of Nuance Communications, Inc. and three privately-held companies. Mr. Hackett earned a B.A. from the University of Pennsylvania and a B.S. from the Wharton School of Business at the University of Pennsylvania. As a director and Chairman of the Board, Mr. Hackett brings leadership expertise to the Board of Directors, with a focus on corporate strategy and corporate governance, which has been gained through his experience as a director and investor in technology companies.
Robert Hartman, age 64, has served as a director of our company since November 2006. Mr. Hartman is currently a private investor. From 1979 to September 2005, Mr. Hartman served in various management roles for Universal Technical Institute, including President, Chief Executive Officer and Chairman of the Board. During the 1980's, Mr. Hartman served as Chairman of the Arizona State Board for Private Postsecondary Education and was Founder and Chairman of the Western Council of Private Career Schools. Mr. Hartman currently serves on the board of one privately-held company. Mr. Hartman earned an M.B.A. from DePaul University and a B.A. from Michigan State University. Mr. Hartman provides the Board of Directors with the insight generated by decades of experience in the postsecondary education sector, as well as experience in management and corporate governance.
Andrew M. Miller, age 53, has served as a director of our company since February 2012. Mr. Miller has served as the President and Chief Executive Officer of Polycom, Inc. (NASDAQ:PLCM), a provider of communication services and solutions, since May 2010 and as a director of Polycom, Inc. since June 2010. From July 2009 to May 2010, Mr. Miller served as Executive Vice President of Global Field Operations of Polycom, Inc. From December 2007 to June 2009, Mr. Miller served as global president of IPC Information Systems, LLC, a provider of communications solutions and services. From June 2006 to August 2007, Mr. Miller served as Senior Vice President, Monster North America, of Monster Worldwide Inc., a provider of global online employment solutions. Mr. Miller served on the board of directors of BroadSoft, Inc. (NASDAQ:BSFT) from June 2006 to October 2010. Mr. Miller served as Chief Executive Officer of Tandberg asa, a video solutions provider, from January 2002 to June 2006. Mr. Miller also held a number of roles at Cisco Systems, Inc. from 1990 to 2001, including Vice President, U.S. Area Sales (West) and Vice President, Marketing (Customer Advocacy). Mr. Miller holds a B.S. in Business Administration from the University of South Carolina. Mr. Miller brings to the Board of Directors more than 28 years of experience in leading and growing innovative companies.
Adarsh Sarma, age 39, has served as a director of our company since July 2005. Mr. Sarma is a Managing Director in the Technology, Media and Telecommunication group at Warburg Pincus LLC, which he joined as a Principal in 2005. From 2002 to early 2005, Mr. Sarma was a Principal at Chryscapital, a private equity firm. Mr. Sarma currently serves as a director of four private companies and previously served as a director of Metavante Technologies, Inc. Mr. Sarma earned a B.A. from Knox College and an M.B.A. from the University of Chicago. Mr. Sarma brings to the Board of Directors a strong background as a corporate director and an investor in a variety of technology companies, which enables him to provide guidance for running a dynamic and efficient business.
In June 2003, Mr. Clark acquired and subsequently hired the management to operate Foundation College, an education provider which conducted campus-based training programs through the California Employment Training Panel. Due to a significant decrease in state funding, the business filed for bankruptcy in December 2005.
Nominating Agreement with Warburg Pincus
In February 2009, we entered into a nominating agreement with Warburg Pincus. Under the nominating agreement, as long as Warburg Pincus beneficially owns at least 15% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that two individuals designated by Warburg Pincus be elected to the Board of Directors. If at any time Warburg Pincus beneficially owns less than 15% but more than 5% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that one individual designated by Warburg Pincus be elected to the Board of Directors. Two directors affiliated with Warburg Pincus, Messrs. Hackett and Sarma, currently serve on the Board of Directors.
Vote Required
Directors are elected by a plurality of the votes present in person and represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the three nominees for election as Class I directors named above. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the three nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes will have no effect on the vote. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. If any nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION
AS A CLASS I DIRECTOR OF EACH NOMINEE LISTED ABOVE.

CORPORATE GOVERNANCE
Director Independence
The Board of Directors has affirmatively determined that Dr. Fox and Messrs. Craig, Crandall, Hackett, Hartman, Miller and Sarma have no material relationships with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and accordingly were determined to be independent under NYSE rules. Mr. Clark is not independent under NYSE rules because he is employed by us.
In determining whether directors were independent under NYSE rules, the Board of Directors considered the matters discussed in “Certain Relationships and Related Transactions” below. Additionally, with respect to certain transactions described in that section, the Board of Directors considered that Messrs. Hackett and Sarma participate as general partners in the profits of a fund controlled by Warburg Pincus, LLC that is a significant investor in Spigit, Inc. and iParadigms, LLC, and also that Mr. Hartman is a limited partner of such fund, and concluded that these relationships did not constitute material relationships with us and that Messrs. Hackett, Sarma and Hartman were independent notwithstanding such transactions. There are no family relationships between any of our directors and executive officers.
Leadership Structure of the Board of Directors
Pursuant to our bylaws and Corporate Governance Guidelines, our Board of Directors has the following general leadership structure:

•
The positions of Chief Executive Officer and Chairman of the Board are separate, but may be held by the same individual. The positions of Chief Executive Officer and Chairman of the Board are currently held by Messrs. Clark and Hackett, respectively.

•
The Chairman of the Board presides at meetings of the Board of Directors and, so long as the Chairman of the Board is an independent director, also at executive sessions of the non-management and/or independent directors.

•	The Chief Executive Officer and the Chairman of the Board jointly establish the agenda for each meeting of the Board of Directors, though any director may request the inclusion of items on the agenda.

•
If the Chairman of the Board is not an independent director, then the independent directors will appoint one independent director to serve as “lead director.” In that scenario, the lead director will preside at executive sessions of the non-management and/or independent directors, preside at meetings of the Board of Directors in the absence of the Chairman of the Board, review agendas for meetings of the Board of Directors with the Chief Executive Officer and Chairman of the Board and assume such other functions as the Board of Directors may deem appropriate.

Our Corporate Governance Guidelines are available on our website at http://www.bridgepointeducation.com under “Investor Relations-Corporate Governance Highlights.” As Mr. Hackett is an independent director, the Board of Directors does not currently have a lead director. The Board of Directors has determined that this leadership structure, specifically the separation of the Chief Executive Officer and Chairman of the Board positions, is appropriate for our company because, in the judgment of the Board of Directors, an independent Chairman of the Board (or lead director, if the Chairman of the Board is not an independent director) is best positioned to express to management the views of the Board of Directors (and, particularly, the independent directors) and to provide constructive feedback to the Chief Executive Officer regarding management's performance.
Board Committees
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. These committees operate under written charters which are available on our website at http://www.bridgepointeducation.com under “Investor Relations - Corporate Governance Highlights.” The Board of Directors has determined that all members of these committees satisfy the applicable independence requirements under NYSE rules. In 2012, the Board of Directors designated a Strategic Oversight Committee to advise the Board of Directors regarding corporate strategy and related matters. The members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Strategic Oversight Committee
Dale Crandall	Chair	Member	—	Chair
Ryan Craig	Member	—	Member	Member
Marye Anne Fox	—	—	Member	Member
Patrick T. Hackett	—	Chair	—	—
Robert Hartman	Member	—	Member	—
Andrew M. Miller	—	Member	—	—
Adarsh Sarma	—	Member	Chair	Member
The Audit Committee is responsible primarily for overseeing (1) the services provided by our independent registered public accounting firm, (2) the integrity of our financial statements and internal control over financial reporting, and (3) risk management, internal audit and our compliance with legal and regulatory requirements. Mr. Crandall, the Chair of the Audit Committee, has been determined by the Board of Directors to be an audit committee financial expert. As of December 31, 2012, Mr. Crandall served on four public company audit committees, including our committee. The Board of Directors has determined that such simultaneous service does not impair the ability of Mr. Crandall to effectively serve on the Audit Committee. The Audit Committee held nine meetings in 2012.
The Compensation Committee is responsible primarily for evaluating and approving all compensation plans, policies and programs as they affect our executive officers, administering our equity compensation plans, and reviewing the compensation of the Board of Directors. For information regarding the Compensation Committee's processes and procedures, including (1) the scope of authority of the Compensation Committee and (2) the role of executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation, see “Executive Compensation-Compensation Discussion and Analysis” below. The Compensation Committee held seven meetings in 2012.
The Nominating and Governance Committee is responsible primarily for identifying, evaluating and recommending nominees to our Board of Directors and committees of our Board of Directors, evaluating the performance and independence of our Board of Directors and of individual directors, and evaluating the adequacy of our corporate governance practices. The Nominating and Governance Committee held four meetings in 2012.
Meetings of the Board of Directors and Board Committees
The Board of Directors has regularly scheduled meetings at least quarterly, and the committees usually meet at least as often. Our independent directors hold executive sessions without management present at least once per quarter. During 2012, our Board of Directors held nine meetings and acted by unanimous written consent four times. Each director attended at least 75% of the aggregate of the total meetings of the Board of Directors and all applicable committees during the periods that he or she served. It is our policy to encourage members of the Board of Directors to attend our annual meetings of stockholders; four directors attended the 2012 Annual Meeting of Stockholders.
Role of the Board of Directors in Risk Oversight
Management is responsible for day-to-day risk management at our company. The role of the Board of Directors is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board of Directors fulfills its risk oversight responsibilities through (1) receiving reports directly from managers responsible for the management of particular business risks, and (2) receiving reports by each committee chair regarding such committee's oversight of specific risk topics.
Delegation of risk oversight. The Board of Directors has delegated oversight of specific risk areas to its committees. For example, the Audit Committee is tasked with overseeing risk management at our company with respect to financial matters and the adequacy of our internal control over financial reporting. Pursuant to its charter, the Audit Committee is required, among other things, to discuss with management our policies with respect to risk assessment and risk management, and to review major risk exposures and the guidelines and policies that management has put in place to govern the process of assessing, controlling, managing and reporting such exposures. The Audit Committee typically has these discussions with management at least once per quarter, and the Chair of the Audit Committee subsequently reports on these discussions to the full Board of Directors. Similarly, the Compensation Committee assists the Board of Directors in overseeing risks arising from our compensation policies, and the Nominating and Governance Committee assists the Board of Directors in overseeing risks associated with corporate governance, director and executive officer succession planning, board membership and board structure. The Board of Directors then discusses significant risk management issues with the Chief Executive Officer and other members of the management team and recommends appropriate action.
Enterprise risk management. At the direction of the Board of Directors and the Audit Committee, we have implemented and developed an enterprise risk management, or ERM, process for our company. The ERM process is managed by a steering committee comprised of representatives from each of our company's principal business units in consultation with our executive team. We have also engaged PricewaterhouseCoopers LLP, our independent registered public accounting firm, to provide risk management advisory services in support of the ERM project. The ERM steering committee meets at least quarterly to evaluate current risks, identify new risks, quantify the likelihood and potential impact of such risks, and develop remediation plans for such risks. Additionally, each quarter, a representative of the ERM steering committee, presents to, and receives feedback from, the Board of Directors regarding our outstanding risks and related mitigation plans.
Recoupment Policy. To help mitigate risk, the Board of Directors has adopted a Policy on Recoupment of Compensation (“Recoupment Policy”) pursuant to which certain key employees may be directed to return to us performance-based compensation that the employee had previously received if either:

•
there is a restatement of any of our financial statements, previously filed with the SEC (regardless of whether there was any misconduct), other than those due to changes in accounting principles, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to the employee; or

•
the employee's intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either: (1) was a contributing factor or partial factor to having to restate any of our financial statements previously filed with the SEC or (2) constituted fraud, bribery or any other unlawful act (or contributed to another person's fraud, bribery or other unlawful act) which in each case adversely impacted our finances, business and/or reputation.

In the event of a restatement of our financial statements, the Compensation Committee will review performance-based compensation awarded or paid to the key employees that was attributable to performance during the applicable time periods. To the extent permitted by applicable law, the Compensation Committee will make a determination as to whether, and how much, compensation is to be recouped by us on an individual basis. If there has been no misconduct as described above, any recoupment of compensation will be limited to a three-year lookback period from the date the financial or accounting irregularity was discovered by us and brought to the attention of the Compensation Committee.
Moreover, if the Compensation Committee determines that a key employee has engaged in misconduct, the Compensation Committee may take such actions with respect to such employee as it deems to be in our best interests and necessary to remedy the misconduct and prevent its recurrence. To the extent permitted by applicable law, such actions can include, among other things, recoupment of compensation (which would not be limited to the three-year lookback period), adjustment of future compensation, cancellation of grants or vesting of equity-based compensation, recoupment of profits gained by such employees on any stock issued to such employee regardless of when issued and/or disciplinary actions up to and including termination of employment. The Compensation Committee's power to determine the appropriate remedy is in addition to, and not in replacement of, remedies imposed by law enforcement agencies, regulators or other authorities.
Communications with the Board of Directors
We have adopted a formal process by which security holders and other interested parties may communicate with the Board of Directors, which policy is available on our website at http://www.bridgepointeducation.com under “Investor Relations - Corporate Governance Highlights.” Communications to the Board of Directors must either be in writing and sent care of the Secretary by mail to our offices at 13500 Evening Creek Drive North, Suite 600, San Diego, California 92128, or delivered via e-mail to secretary@bridgepointeducation.com. This centralized process will assist the Board of Directors in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. Interested parties may send communications to the non-management directors of the Board of Directors. All communications must be accompanied by the following information:

•	if the person submitting the communication is a security holder, a statement of the type and amount of the securities of our company that the person holds;

•
if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person's interest in our company;

•	any special interest, meaning an interest not in the capacity of a stockholder of our company, of the person in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Communications should be addressed to the attention of the Secretary and should not exceed 500 words in length, excluding the information required to accompany the communication under these procedures. The Board of Directors has instructed the Secretary to forward it such correspondence; however, before forwarding any correspondence, the Board of Directors has also instructed the Secretary to review such correspondence and, in the Secretary's discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for director consideration.
Consideration of Director Nominees
Director Qualifications
The Nominating and Governance Committee evaluates all incumbent, replacement or additional nominees for election as directors, taking into account (1) all factors the committee considers appropriate, which may include career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, and (2) the following minimum qualifications:

•	Each director nominee must have displayed the highest personal and professional ethics, integrity and values and sound business judgment;

•
Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy making level in business, government, education, technology or public interest;

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	Each director must be able to represent all of our stockholders and be committed to enhancing long-term stockholder value; and

•	Each director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business.
The Nominating and Governance Committee does not have a formal policy governing the consideration of diversity in identifying nominees for director.
Stockholder Recommendations and Nominees
The Nominating and Governance Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations. The Board of Directors believes this is appropriate as any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by members of the Board of Directors or management. Stockholders wishing to suggest a candidate for director should write to our Secretary at the following address. Bridgepoint Education, Inc., Attn: Secretary, 13500 Evening Creek Drive North, Suite 600, San Diego, California 92128.
To be considered, the recommendation for a candidate must include the following written information: (1) the stockholder's name and contact information; (2) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee; (3) the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (4) a statement of the candidate's business, educational experience and qualifications; (5) information regarding each of the factors listed above, other than that regarding the size and composition of our Board of Directors, sufficient to enable the Nominating and Governance Committee to evaluate the candidate; (6) a statement of the value that the candidate would add to our Board of Directors; (7) a statement detailing any relationship between the candidate and any customer, supplier or competitor of our company; (8) detailed information about any relationship or understanding between the proposing stockholder and the candidate; and (9) a list of three character references, including complete contact information for such references. To give the committee sufficient time to evaluate a recommended candidate for the 2014 Annual Meeting of Stockholders, the recommendation should be received by our Secretary at our principal executive offices no later than December 3, 2013, which is the 120th calendar day before the first anniversary of the date our proxy statement was mailed to stockholders in connection with the 2013 Annual Meeting of Stockholders.
In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Stockholder Proposals for the 2014 Annual Meeting of Stockholders” above.

Identification and Evaluation of Nominees for Director
The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, the needs of the Board of Directors and the respective committees of the Board of Directors and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Governance Committee through stockholders, management, current members of the Board of Directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates. In 2011, we engaged Heidrick & Struggles as well as Albertini Group to identify and evaluate potential nominees for the Board of Directors.
Code of Ethics
We have adopted a written Code of Ethics applicable to our Board of Directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, in accordance with the rules of the NYSE and the SEC. The Code of Ethics is available on our website at http://www.bridgepointeducation.com under “Investor Relations - Corporate Governance Highlights.”
Compensation Committee Interlocks and Insider Participation
Messrs. Craig, Crandall, Hackett, Miller and Sarma were members of the Compensation Committee during 2012. Mr. Miller joined the Compensation Committee in February 2012, replacing Mr. Craig. Mr. Craig holds certain registration rights pursuant to a registration rights agreement described under “Certain Relationships and Related Transactions - Registration Rights Agreement.” Mr. Craig has not yet exercised any such rights.
No executive officer of our company (1) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (2) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.
Director Compensation
The following table presents compensation information for our non-employee directors for 2012. Mr. Clark's compensation is presented in the “Summary Compensation Table-2012” below and the related explanatory tables. Mr. Clark does not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Dale Crandall	120,000	54,801	174,801
Ryan Craig	85,000	54,801	139,801
Marye Anne Fox	75,000	54,801	129,801
Patrick T. Hackett	57,500	54,801	112,301
Robert Hartman	60,000	54,801	114,801
Andrew M. Miller	50,000	114,516	164,516
Adarsh Sarma	85,000	54,801	139,801

(1)
Represents the grant date fair value of the option award, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate this amount are included in Note 14, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2012, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012.

The following table presents the number of unvested and vested options outstanding for each non-employee director as of December 31, 2012.

Director	Total Number of Shares Subject to Options Outstanding as of December 31, 2012	Number of Shares Subject to Vested Options Outstanding as of December 31, 2012
Dale Crandall	33,317	24,083
Ryan Craig	20,744	12,893
Marye Anne Fox	10,330	1,464
Patrick T. Hackett	20,744	12,893
Robert Hartman	64,858	57,007
Andrew M. Miller	10,530	—
Adarsh Sarma	20,744	12,893
The following table presents our non-employee director compensation program, as effective for 2012. In addition to the annual amounts scheduled below, each member of the Strategic Oversight Committee is compensated $2,000 per meeting of that committee. The Compensation Committee reviews director compensation annually, including fees, retainers and equity compensation, as well as total compensation and makes recommendations to the Board of Directors. The Compensation Committee works with Mercer, LLC, a compensation consultant, in determining appropriate changes to director compensation.

Position	Annual Cash Retainer ($)		Annual Option Award ($)
Continuing Director	45,000		60,000	(2)
Audit Committee Chair	10,000	(1)	—
Compensation Committee Chair	7,500	(1)	—
Nominating and Governance Committee Chair	5,000	(1)	—
Strategic Oversight Committee Chair	25,000	(1)	—
Audit Committee Member	10,000		—
Compensation Committee Member	5,000		—
Nominating and Governance Committee Member	5,000		—
Strategic Oversight Committee Member	25,000		—

(1)	The annual cash retainer for serving as committee chair was paid in addition to the annual cash retainer for committee membership.

(2)
The option has a 10-year term, a strike price equal to the fair market value of our common stock on the date of grant and will vest in full on the first anniversary of the date of grant, subject to the continuing service of the director. The option may further vest in full or in part upon a “change of control,” as defined in the corresponding option agreement.

For 2012, in addition to the annual option award set forth in the tabular disclosure above regarding our non-employee director compensation program, Mr. Miller, as a newly elected non-employee director, received a special one-time option award, with a grant date fair value of $59,715, in connection with his commencement of service. Mr. Miller was the only new director in 2012.

EXECUTIVE COMPENSATION
Compensation Committee Report
The following Compensation Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filings under the Securities Act or the Exchange Act except to the extent we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the disclosures in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:
Dale Crandall
Patrick T. Hackett (Chair)
Andrew M. Miller
Adarsh Sarma

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information about the material elements of compensation that are paid or awarded to, or earned by, our “named executive officers,” who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For 2012, the named executive officers were:

•	Andrew S. Clark, President and Chief Executive Officer (“CEO”);

•	Daniel J. Devine, Executive Vice President/Chief Financial Officer;

•	Douglas C. Abts, Senior Vice President/Strategy and Corporate Development;

•	Thomas Ashbrook, Senior Vice President/Chief Information Officer; and

•	Diane L. Thompson, Senior Vice President, Secretary and General Counsel.
This Compensation Discussion and Analysis addresses and explains the compensation practices that were followed in 2012, the numerical and related information contained in the summary compensation and related tables presented below and actions taken regarding executive compensation before January 1, 2012, and after December 31, 2012, that we believe are necessary to understand a named executive officer's compensation during 2012.
Executive Summary

•
Compensation Philosophy and Objectives. For 2012, the Compensation Committee had three primary objectives in setting executive compensation: (1) to incentivize and reward our executive officers for maintaining and enhancing the quality of our educational institutions, (2) to align the interests of our executive officers with our stockholders by encouraging our executive officers to increase the growth and profitability of our company, particularly as measured by revenue and EBITDA, and (3) to ensure competitiveness in the marketplace with respect to the level of compensation paid to executives in the same or similar positions and with similar responsibilities at peer companies.

•
Role of Benchmarking and Compensation Consultants. The Compensation Committee uses benchmarking as one of several factors to inform it regarding the competitiveness of the compensation of the named executive officers and retained Mercer, LLC (“Mercer”), a compensation consultant, primarily to generate a list of peer group companies and make recommendations to the Compensation Committee regarding the proper amount and mix of compensation to be paid to our executive officers.

•
Say-on-Pay Vote at 2011 Annual Meeting of Stockholders. At our 2011 Annual Meeting of Stockholders, over 99% of the votes cast on the advisory vote on executive compensation were voted in favor of the proposal. The Compensation Committee believes this result affirms stockholders' support of our approach to executive compensation.

•
Elements of Executive Compensation. The compensation of the named executives officers generally consists of an annual base salary, an annual performance-based cash bonus, and annual grants of long-term equity awards, such as stock options or restricted stock units. The Compensation Committee believes that a substantial portion of the named executive officers' total compensation should be variable and tied to performance. Based on input from Mercer and

Mr. Clark, our CEO, the Compensation Committee reviewed and adjusted the named executive officers' annual base salaries and awarded performance-based cash bonuses, stock options and restricted stock units. Each of these elements is discussed in further detail under the headings “2012 Annual Base Salaries,” “2012 Executive Profit Sharing Plan,” “2012 Stock Option Awards” and “2012 Restricted Stock Unit Awards” below.
The following chart sets forth the percentage breakdown of targeted total direct compensation for each named executive officer for fiscal 2012. Targeted total direct compensation consists of annual base salary, targeted annual performance-based cash bonus and long-term equity awards (stock options and restricted stock units). The annual performance-based bonuses included in the table below are targeted amounts (based on 100% achievement of performance goals), rather than actual bonus amounts earned during 2012. Actual payouts for achievement of the 2012 performance goals are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
2012 Targeted Total Direct Compensation
Variable, at-risk compensation in the form of targeted annual and long-term incentives, including equity grants, comprises the majority of targeted total direct compensation. This allocation is consistent with the Compensation Committee's compensation philosophy and objectives, specifically to retain, incentivize and reward our executive officers for maintaining and enhancing the quality of our educational institutions and to further align the interests of the named executive officers with our stockholders.

•
2012 Executive Profit Sharing. In May 2012, the Compensation Committee adopted the 2012 Executive Profit Sharing Plan for the named executive officers, which provides for an annual performance-based cash bonus based on the achievement of company-wide performance targets related to specified qualitative metrics, EBITDA and revenue, each with a one-third weighting. The Compensation Committee believed these awards were appropriate to motivate and retain the named executive officers and also to recognize their extraordinary effort during a continuing difficult regulatory and legislative environment affecting our industry generally.

•
2012 Executive Restricted Stock Units. In August 2012, the Board of Directors, upon the recommendation of the Compensation Committee, awarded restricted stock units to Messrs. Abts and Ashbrook and Ms. Thompson under our 2009 Stock Incentive Plan (“2009 Plan”). The Compensation Committee believed these awards were appropriate to continue to motivate and retain such officers.

•
Change of Control and Severance Arrangements. The Compensation Committee has determined to provide change of control benefits for the named executive officers to reduce the uncertainty surrounding a potential change of control which could result in the departure or distraction of such officers to the detriment of our company and our stockholders. The Compensation Committee also believes that reasonable severance benefits for the named executive officers are important because it may be difficult for them to find comparable employment within a short period of time following certain qualifying terminations. None of the named executive officers are entitled to any gross up for change in control excise taxes. For more information, see “Change of Control Arrangements” and “Other Payments upon Termination of Employment” below.

•
Risk Mitigation. The Board of Directors has adopted a Policy on Recoupment of Compensation which requires that the named executive officers return performance-based compensation to us under certain circumstances, such as in the event of certain restatements of our financial statements or the officer's intentional misconduct or gross negligence. We also have an Insider Trading Policy which restricts the named executive officers from entering into any speculative or hedging transactions with respect to our securities. For more information, see “Recoupment Policy” and “Transactions in Our Securities” below.

•
Stock Ownership Guidelines. To help align the interests of our executive officers with those of our stockholders, in December 2011, the Board of Directors, upon the recommendation of the Compensation Committee, adopted stock ownership guidelines which provide that the named executive officers, within five years of becoming subject to the guidelines, shall achieve applicable stock ownership guidelines. The named executive officers may not sell shares unless they will satisfy the appropriate ownership guidelines after the sale. For more information, see “Stock Ownership Guidelines” below.

Compensation Philosophy and Objectives
The Compensation Committee is responsible for determining the compensation of our executive officers. In 2012, the Compensation Committee re-evaluated its objectives in setting executive compensation. For 2012, the three primary objectives of the Compensation Committee in setting executive compensation were: (1) to incentivize and reward our executive officers for maintaining and enhancing the quality of our educational institutions, (2) to align the interests of our executive officers with our stockholders by encouraging our executive officers to increase the growth and profitability of our company, particularly as measured by revenue and EBITDA and (3) to ensure competitiveness in the marketplace with respect to the level of compensation paid to executives in the same or similar positions and with similar responsibilities at peer companies. “EBITDA” is a non-GAAP financial measure that is defined to mean net income plus interest expense, less interest income, plus income tax expense and plus depreciation and amortization.
Role of Benchmarking and Compensation Consultants
The Compensation Committee uses benchmarking to help determine the compensation of our named executive officers and enlists the assistance of compensation consultants generally to (1) construct and propose to the Compensation Committee a list of peer group companies, (2) compare the compensation of each of our named executive officers to the compensation of similarly situated executive officers at such peer group companies and (3) advise the Compensation Committee regarding the proper amount and mix of compensation to be paid to our named executive officers.
To assist in determining 2012 executive compensation, management engaged Mercer to review and assess our executive compensation programs and practices and to develop observations and recommendations based on such analysis. Mercer selected a broad peer group of similarly-sized public private sector education companies to conduct its analysis, which group is shown below.

Career Education Corporation	Blackboard Inc.
Devry, Inc.	Capella Education Co.
Corinthian Colleges, Inc.	K12 Inc.
ITT Educational Services, Inc.	Grand Canyon Education, Inc.
Lincoln Educational Services Corp.	Education Management Corporation
Strayer Education, Inc.	American Public Education, Inc.
Universal Technical Institute, Inc.
The Compensation Committee determined that the peer group selected by Mercer was appropriate based on the revenues, market values, revenue growth and EBITDA margins of such companies as compared to our company. Mercer supplemented the peer group data with data from national compensation surveys, such as the 2011 US HRPEN Compensation Survey, for comparison to other private sector, post-secondary education companies, as well as data from broad, general industry surveys for companies between $350 million and $1.5 billion in revenue (based on our projected revenue for 2012 at the time). In assessing such data, Mercer applied premiums and discounts to survey matches to reflect differences in job responsibilities and/or revenue scope between our company and the survey data.
Mercer provided a written report to the Compensation Committee in November 2011 which summarized its findings (“2011 Mercer Report”). We initially engaged Mercer in 2008 to consult for us with respect to 2009 executive compensation, and Mercer has continued to consult for us on compensation matters since that time. In 2012, we paid Mercer $206,000 to provide advice and recommendations on the amount and form of executive and director compensation and $12,000 to participate in and have access to Mercer's compensation surveys. Additionally, in 2012, we paid $64,000 and $250,000 in commissions and fees to Mercer Health & Benefits Administration, LLC (“Mercer Health”) and Marsh USA Risk and Insurance Services, LLC (“Marsh”), respectively, each of which is an affiliate of Mercer. Mercer Health provides various services to us related to the operation and maintenance of our health and benefit programs, and Marsh provides various services to us related to insurance and our surety bond facility. The decision to engage Mercer Health and Marsh to provide additional services was made by management and was not separately approved by the Board of Directors or Compensation Committee.
Role of Stockholder Say-on-Pay Votes in Determining Compensation
We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (“say-on-pay proposal”) once every three years. At our 2011 Annual Meeting of Stockholders, held on May 10, 2011, over 99% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this result affirms stockholders' support of our approach to executive compensation, and did not change the approach in 2012 based on such result. The Compensation Committee will continue to consider the outcome of say-on-pay proposals when making future compensation decisions for the named executive officers.
Role of Executive Officers in Determining Compensation
Mr. Clark, our CEO, reviews the reports prepared by our compensation consultant (and reviewed specifically the 2011 Mercer Report), which reports are prepared in conjunction with, and based on prior input from, the Compensation Committee. Mr. Clark then makes recommendations to the Compensation Committee regarding the amount and form of compensation he believes should be paid to our executive officers, other than himself. While the Compensation Committee takes Mr. Clark's recommendations into consideration in making decisions regarding executive compensation, the Compensation Committee is not obligated to follow his recommendations and may instead determine to pay amounts or forms of compensation other than as Mr. Clark has recommended. With respect to the amounts and forms of compensation that are paid to Mr. Clark, the Compensation Committee discusses proposals for Mr. Clark's compensation with him but makes any final decisions regarding his compensation when he is not present.
Elements of Executive Compensation
The compensation of the named executive officers generally consists of three components:

•	an annual base salary;

•	an annual performance-based cash bonus; and

•	annual grants of long-term equity awards, such as stock options and restricted stock units.
The Compensation Committee believes that a substantial portion of the named executive officers' total compensation should be variable and tied to performance (e.g., performance-based cash bonuses and long-term equity awards) to align the officers' compensation with measures that correlate with our long-term business objectives and stock price performance.
Role of annual base salaries. Annual base salaries are intended to provide the named executive officers with a reasonable base level of monthly income. The Compensation Committee annually reviews the annual base salaries of the named executive officers and may adjust them based on the Compensation Committee's subjective evaluation of a variety of factors, including: the nature and responsibility of the position; the impact, contribution, expertise and experience of the individual executive; competitive market information regarding salaries to the extent available and relevant; the importance of retaining the individual along with the competitiveness of the market for the individual executive's talent and services; and the recommendations of our CEO, except in the case of his own base salary.
Role of annual performance-based cash bonus. The Compensation Committee awards performance-based cash bonuses to motivate and reward the named executive officers for achieving annual performance objectives that are established by the Compensation Committee.
Role of long-term equity awards. The Compensation Committee believes that long-term equity awards, such as stock options and restricted stock units, create a substantial retention incentive and also encourage the named executive officers to focus on our long-term business objectives and stock price performance. The Compensation Committee's practice is to grant an equity award to each named executive officer annually. The annual equity awards generally vest over a period of years subject to the named executive officer's continuing service to the company to provide the intended retentive value. The Compensation Committee believes stock options and restricted stock units align the interests of the named executive officers with stockholders because the value of such equity securities increases or decreases with changes in our stock price.

In June 2011, the Compensation Committee recommended, and the Board of Directors awarded, restricted stock units (“2011 RSUs”) to the named executive officers in connection with a cash bonus program. The awards were based on the Compensation Committee's subjective assessment of each such officer's performance during the first half of 2011. The awards were granted to motivate and retain such officers, as well as to recognize their extraordinary effort during a particularly difficult regulatory and legislative environment affecting the proprietary postsecondary education industry generally. The 2011 RSUs vested in June of 2012. The 2011 RSUs were settled and the underlying common shares were issued to Messrs. Abts and Ashbrook and Ms. Thompson at that time. 2011 RSUs granted to named executive officers that had established Rule 10b5-1 trading plans that were expected to continue in effect through June 2012 were granted with a settlement date later than the termination date of such plans. Accordingly, the settlement of, and issuances of common shares related to, the 2011 RSUs held by Messrs. Clark and Devine took place in November 2012.
The Board of Directors, upon the recommendation of the Compensation Committee, awarded additional restricted stock units to Messrs. Abts and Ashbrook and Ms. Thompson following the vesting and settlement of their 2011 RSUs in June 2012. These awards were made under the 2009 Plan in August 2012. In August 2013, 50% of such restricted stock units will vest, and the underlying shares will be issued, with the remainder vesting in August 2014, subject to such officer's continuing service to the company at each such date. The Compensation Committee determined the additional awards to be appropriate to continue to motivate and retain Messrs. Abts and Ashbrook and Ms. Thompson following an evaluation of the retentive value of the then-current holdings of company securities by the named executive officers.
Arrangements regarding compensation upon a change of control or termination of employment, as well as employee benefits and perquisites, are also elements of compensation for the named executive officers. For more information regarding the roles of these elements in our overall compensation objectives, see “Change of Control Arrangements,” “Other Payments upon Termination of Employment” and “Employee Benefits and Perquisites” below.
CEO Compensation Relative to Other Named Executive Officers
The Compensation Committee believes that CEO compensation should be greater than that of the other named executive officers because his responsibilities for the management and strategic direction of the company are significantly greater and he has substantial additional obligations as the CEO. The difference between his and the other named executive officers' compensation is derived in large part from variable compensation, particularly stock option awards, which will only create value for Mr. Clark if our share value appreciates. The Compensation Committee believes it is desirable to provide a significant amount of at-risk, performance-based compensation to the CEO to continue to encourage and reward him for superior accomplishments.
2012 Annual Base Salaries
In December 2011, after reviewing and considering the 2011 Mercer Report, and after discussing compensation principles and philosophy, the Compensation Committee determined to raise the annual base salaries of the named executive officers to the levels set forth below, effective as of January 1, 2012:

Name	2011 Annual Base Salary ($)	2012 Annual Base Salary ($)
Andrew S. Clark	525,000	600,000
Daniel J. Devine	325,000	365,000
Douglas C. Abts	254,000	264,000
Thomas Ashbrook	270,000	280,000
Diane L. Thompson	295,000	330,000
Base salary increases were made to maintain market competitiveness based on an assessment of peer group information, as well as to recognize individual performance, skills, experience and importance to the organization. The Compensation Committee utilized compensation data from peer group organizations to perform an assessment of incumbent pay to ensure competitiveness within our industry and against other institutions of similar size. Increases were determined by taking into account information for like positions in concert with consideration of the named executive officer's performance over the previous year, in addition to such officer's skills, experience and importance to the organization.
2012 Executive Profit Sharing Plan
In May 2012, the Compensation Committee adopted the 2012 Executive Profit Sharing Plan (“2012 Plan”). Under the 2012 Plan, the payments to the named executive officers of annual performance-based cash bonuses was based on the achievement of corresponding company-wide performance goals related to quality, EBITDA and revenue, with each respective metric receiving a one-third weighting. There were no individual performance metrics. The performance goal for quality required the achievement by the company in 2012 of certain quality metrics (collectively, the “2012 Quality Metrics”) based on:
•cohort default rates - a rate calculated by the U.S. Department of Education of student defaults over a two-year measuring period for each educational institution;
•90/10 ratio - a ratio based on the percentage of revenues an institution derives from Title IV programs (an institution loses eligibility to participate in Title IV programs if it derives more than 90% of its revenues from Title IV program funds for two consecutive fiscal years);
•net promoter score - a customer loyalty metric;
•employee retention; and
•the development and enhancement of certain predictive modeling and learning tools.
The target annual bonus amount for Mr. Clark for 2012 was based on a percentage of his annual base salary, as set forth in his employment agreement. See “Employment Agreements” below. The target bonus amounts for Messrs. Devine, Abts and Ashbrook and Ms. Thompson for 2012 were determined by the Compensation Committee to be equal to 65%, 40%, 45% and 35%, respectively, of their respective annual base salaries. In setting the target bonus amounts for Messrs. Devine, Abts and Ashbrook and Ms. Thompson, the Compensation Committee considered the performance-based bonuses paid to similarly situated executives at the companies within our peer group, as well as each individual's level of responsibility, experience and expertise.
The Compensation Committee further determined, with advice from Mercer, that (1) the bonus amount for each named executive officer for achieving threshold performance would be 50% of the officer's target bonus amount (based on achievement of threshold performance for each equally-weighted goal), and (2) the maximum bonus amount for each named executive officer for achieving maximum performance would be 200% of the officer's target bonus amount. The Compensation Committee believed that such amounts were in line with performance-based bonuses paid to similarly situated executives at the companies within our peer group, and would provide the desired amount of retention and incentive for each officer. The Compensation Committee also determined these awards were appropriate to motivate and retain the named executive officers and also to recognize their extraordinary effort during a continuing difficult regulatory and legislative environment.
Under the 2012 Plan, each of the named executive officers was eligible to receive a performance-based cash bonus based on the achievement by our company of EBITDA, revenue and 2012 Quality Metrics goals. See “Grants of Plan-Based Awards in 2012” below for the specific threshold, target and maximum performance-based cash bonus amounts that each named executive officer was eligible to earn in 2012. For each of the three equally-weighted performance goals, the Compensation Committee had the discretion to award amounts that fell in between the target and maximum amounts for achievement of performance goals between the target and maximum levels, and also to award a lesser amount than the target amount for achievement of performance goals below the target level. If none of the three performance goal thresholds were achieved, no performance based bonuses would be paid.
In determining whether and the extent to which we achieved the 2012 Quality Metrics, the Compensation Committee evaluated three primary (but not exclusive) criteria: (1) comparison with prior year; (2) comparison with peers; and (3) comparison with internal expectations. Accordingly, the Compensation Committee considered Ashford University's two-year cohort default rate for the 2011 federal fiscal year and 90/10 ratio for 2012, as well as our net promoter score, employee retention rate and development of modeling and learning tools. Assessing the 2012 Quality Metrics presented by management as a whole, the Compensation Committee determined that the metrics were not achieved at the threshold level. The Compensation Committee also determined the threshold revenue goal of $1.0 billion was not achieved, while the threshold EBITDA goal was achieved. Accordingly, the Compensation Committee approved cash bonus amounts for each named executive officer of 18.6% of such officer's target bonus amount. This percentage was calculated based on the one-third weighting of threshold EBITDA.

The amount of the performance-based cash bonus earned by each named executive officer is shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table-2012” below.

Performance Target (in millions)	2011	Threshold Amount for 2012	Target Amount for 2012	Maximum Amount for 2012	2012 (1)

Revenue	$656.6	$1,001.8	$1,027.5	$1,053.2	$968.2
EBITDA	$184.7	$229.1	$241.2	$253.3	$230.5

(1)	2012 EBITDA has been adjusted for expense related to the class action lawsuit settlement in April 2012.
2012 Stock Option Awards
In March 2012, the Compensation Committee and the Board of Directors, with input from Mercer, approved the award of stock options to the named executive officers, pursuant to the 2009 Plan. Due to the composition of our Compensation Committee, our Board of Directors separately approves all equity awards to directors and executive officers for the purpose of exempting such awards from short-swing trading liability under Section 16 of the Exchange Act, in accordance with Exchange Act Rule 16b-3. The number of shares subject to the options awarded to the named executive officers, as well as the exercise price and other terms of the options, are summarized under “Outstanding Equity Awards at Fiscal Year End-2012” below. The Compensation Committee determined that the number of shares subject to the option awarded to each of the named executive officers was appropriate given the outstanding equity awards held by each such officer, as well as the outstanding equity awards held by similarly situated executives at the companies in our peer group.
2012 Restricted Stock Unit Awards
As discussed under “Elements of Executive Compensation - Role of long-term equity awards” above, in August 2012, the Compensation Committee recommended, and the Board of Directors, with input from Mercer, approved, the grant of restricted stock units to Messrs. Abts and Ashbrook and Ms. Thompson, pursuant to the 2009 Plan. The number of shares subject to the restricted stock units awarded to Messrs. Abts and Ashbrook and Ms. Thompson, as well as vesting terms, are in the “Grants of Plan-Based Awards in 2012” table below. The Compensation Committee determined that these awards were appropriate to motivate and retain such officers following an evaluation of the equity holdings of the named executive officers.
Policy Regarding Deductibility of Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to our chief executive officer and the three most highly compensated executive officers (not including our chief executive officer and chief financial officer). However, certain compensation meeting a tax law definition of “performance-based” is generally exempt from this deduction limit. We do not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). We have included provisions in the 2009 Plan and the proposed amended and restated 2009 stock incentive plan (the “Amended 2009 Plan”) designed to enable grants of stock options to executive officers affected by Section 162(m) to qualify as “performance-based” compensation. Such grants cannot qualify unless they are made by a committee consisting of “outside directors” under Section 162(m). The Compensation Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of us and our stockholders. Given the difficult regulatory and legislative environment we face, as well as the competitive market for outstanding executive officers, the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with its overall executive compensation philosophy even if some executive compensation is not fully deductible. Accordingly, the Compensation Committee may, from time to time, deem it appropriate to approve elements of compensation for certain executive officers that are not fully deductible.
The performance factors for equity compensation intended to meet the tax law definition of “performance-based” compensation under the 2009 Plan are eligible for deductibility during a 'reliance period' following our initial public offering. The reliance period ends on the date of our 2013 Annual Meeting of Stockholders. If the Amended 2009 Plan is approved at our 2013 Annual Meeting of Stockholders, the performance factors for equity compensation intended to meet the tax law definition of “performance-based” compensation under the Amended 2009 Plan must be approved by our stockholders at least every five years.

Change of Control Arrangements
The Compensation Committee has determined to provide change of control benefits for our executive officers because it recognizes that, as is the case with many publicly-held corporations, the possibility of a change of control exists, and the uncertainty and questions which a potential change of control may raise among our executive officers could result in the departure or distraction of executive officers to the detriment of our company and our stockholders. The amounts to be realized by the named executive officers upon the consummation of a change of control are discussed under “Potential Payments upon Termination and Change of Control” below.
The Compensation Committee determined that “single trigger” treatment for the acceleration of vesting of stock options upon the consummation of a change of control is appropriate because: (1) it helps retain key employees during change in control discussions, especially senior executive officers where equity represents a significant portion of their total pay package; (2) it is difficult to replicate underlying performance goals, when applicable, under the options after the change in control; (3) the company that made the original equity grant will no longer exist after a change in control (and employees should not necessarily be required to have the fate of their outstanding equity tied to the new company's future success); and (4) it ensures that ongoing employees are treated similarly to terminated employees with respect to outstanding equity awards.
A termination of the named executive officer's employment following a change of control is required for such officer to receive the remainder of change of control benefits, which event we refer to as a “double trigger.” For Messrs. Clark and Devine, these benefits are set forth in their employment agreements; for Messrs. Abts and Ashbrook and Ms. Thompson, these benefits are set forth in our Executive Severance Plan. The Compensation Committee believes that a “double trigger” is appropriate for an officer to receive the remainder of change of control benefits, particularly payments of cash, because it prevents an unintended windfall to officers in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their employment.
The Compensation Committee further believes that if a named executive officer remains employed by us following a change of control, but such officer experiences a defined set of adverse circumstances regarding such officer's employment, then such officer should have the opportunity (during a two year period from the change of control) to elect to resign and receive the same severance benefits applicable as if such officer's employment was terminated by the company without “cause” during such time. The amounts to be paid to Messrs. Clark, Devine, Abts and Ashbrook and Ms. Thompson in the event of a termination without “cause,” or resignation for “good reason,” within two years following the consummation of a change of control are discussed under “Potential Payments upon Termination and Change of Control” below.
Other Payments upon Termination of Employment
The Compensation Committee believes that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time following certain qualifying terminations. For Messrs. Clark and Devine, severance benefits are set forth in their employment agreements; for Messrs. Abts and Ashbrook and Ms. Thompson, these benefits are set forth in our Executive Severance Plan. The amounts to be paid to the named executive officers in the event of a termination without cause, resignation for good reason, termination for death and termination for disability are discussed under “Potential Payments upon Termination and Change of Control” below. The severance benefits for Mr. Clark, our CEO, last longer than the other named executive officers in recognition of the fact that it typically takes longer for a chief executive officer to find employment in a comparable position. The named executive officers may be eligible for additional severance benefits if there is a termination of employment or resignation for good reason within two years of a change of control, as discussed under “Change of Control Arrangements” above.
Employee Benefits and Perquisites
We offer employee benefits to the named executive officers for the purpose of meeting the current and future health and security needs for themselves and their families. These benefits, which are generally offered to all eligible employees, include medical, dental, and life insurance benefits; short-term disability pay; long-term disability insurance; and flexible spending accounts for medical expense reimbursements. We also have a Senior Management Benefit Plan (“Benefit Plan”) in which the named executive officers are eligible to participate. The Benefit Plan is a fully insured plan and provides an annual benefit of up to $100,000 per participant (including the participant's eligible dependents) for unreimbursed medical expenses during a calendar year that are not covered by our major medical plan. Additionally, the Benefit Plan provides worldwide medical assistance services, including locating the nearest medical facility, finding an attorney and making arrangements for emergency medical evacuation.
We also offer our employees a 401(k) retirement savings plan in which the named executive officers participate. The 401(k) retirement savings plan is a defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code. Employees may make contributions (pre-tax or after-tax) into the 401(k) plan up to annual limits prescribed by the Internal Revenue Service. We also make matching contributions under the 401(k) plan, including for the named executive officers who participate in the 401(k) plan.
Nonqualified Deferred Compensation Plan. Our named executive officers are also eligible to participate in the Bridgepoint Education Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”), pursuant to which certain of our highly compensated employees are permitted to defer up to 80% of their annual base salary and up to 100% of their annual service bonus and any performance-based compensation into such plan. We do not make any contributions to the Deferred Compensation Plan on behalf of any participant, including a named executive officer, other than to contribute the matching contributions we would have made to our 401(k) plan on such participant's behalf in the event the participant's contributions to our 401(k) plan are required to be reduced pursuant to applicable 401(k) plan contribution limitations. To the extent the named executive officers elect to participate in the Deferred Compensation Plan, they may elect to receive distributions while they are still working for us or they may elect to receive distributions (1) at termination of employment or retirement, (2) in the event of disability, death or financial hardship, or (3) in the event we undergo a change of control.
The investment gains or losses credited to a participant's account in the Deferred Compensation Plan are based on investment elections made by the participant from prescribed mutual fund investment options. Each participant in the Deferred Compensation Plan makes his or her own individual investment elections and may change any such investment election at any time. The table below shows the current investment options selected by named executive officer participants in the Deferred Compensation Plan and the annual rate of return for 2012, as reported by the administrator of the Deferred Compensation Plan.

Name of Fund	Rate of Return
American Funds Capital World Bond Fund	7.10%
International Emerging Markets Fund	20.38%
International Equity Index Fund	17.64%
Large Cap S&P 500 Index Fund	15.33%
MFS Value Fund	15.82%
PIMCO Total Return Fund	9.66%
Prudential Jennison Small Company Fund	13.20%
Real Estate Securities Fund	16.78%
Perquisites. Perquisites do not comprise a material element of our executive compensation program. With respect to executive attendance at sporting and entertainment events, we believe there is no incremental cost to us associated with the personal use by the named executive officers, and their guests and family members, of (1) tickets to various sporting and entertainment events that we have acquired at no additional cost in connection with our corporate sponsorships of various organizations or (2) our corporate suite at Qualcomm Stadium in San Diego, California, which is leased for business-related entertainment and paid for seasonally rather than individually by event. Accordingly, no amounts related to these items are included in the compensation of the named executive officers in the “Summary Compensation Table-2012” below.
Recoupment Policy
The Board of Directors has adopted a Policy on Recoupment of Compensation (“Recoupment Policy”) which requires that the named executive officer return performance-based compensation to us if:

•
there is a restatement of any of our financial statements previously filed with the SEC (regardless of whether there was any misconduct), other than those due to changes in accounting principles, and the restated financial results would have resulted in a lesser amount of performance-based compensation being paid to the named executive officer; or

•
the named executive officer's intentional misconduct, gross negligence or failure to report intentional misconduct or gross negligence by one of our employees (or service providers) either was a contributing factor or partial factor to having to restate any of our financial statements previously filed with the SEC, or constituted fraud, bribery or any other unlawful act (or contributed to another person's fraud, bribery or other unlawful act) which in each case adversely impacted our finances, business and/or reputation.

In adopting the Recoupment Policy, the Board of Directors felt that the potential requirement to repay certain performance-based compensation upon such events as those described above would provide the requisite level of deterrent to curtail both risky and unethical behavior on the part of our named executive officers. We believe that the Recoupment Policy is appropriate given the types and amounts of performance-based compensation that we pay our named executive officers, and that such policy incentivizes them to take only those risks that they determine are calculated to reward our stockholders without material adverse risk to our company.
Stock Ownership Guidelines
To help align the interests of our executive officers with those of our stockholders, in December 2011, the Board of Directors, upon the recommendation of the Compensation Committee, adopted stock ownership guidelines applicable to the named executive officers. The guidelines provide that the named executive officers, within five years of becoming subject to the guidelines, shall achieve applicable stock ownership guidelines, as set forth below:

•	CEO - A number of shares equal to the quotient of (1) an amount equal to six times base salary, divided by (2) the stock price at the date of calculation.

•	Executive Vice Presidents - A number of shares equal to the quotient of (1) an amount equal to three times base salary, divided by (2) the stock price at the date of calculation.

•	Senior Vice Presidents - A number of shares equal to the quotient of (1) an amount equal to two times base salary, divided by (2) the stock price at the date of calculation.
The applicable date of calculation is the date of annual equity awards or the date of a contemplated sale by the named executive officer, whichever is later. The named executive officers may satisfy their ownership guidelines with common stock in several categories, including shares subject to vested stock options. The named executive officers may not sell shares unless they will satisfy the appropriate ownership guidelines after the sale.
Transactions in Our Securities
We have an Insider Trading Policy which among other things prevents employees, officers and directors from engaging in speculative or hedging transactions in our securities (such as prepaid variable forwards, equity swaps, collars and exchange funds), or from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan, except in each case as may be specifically permitted by the Insider Trading Policy compliance officer in advance. Transactions in publicly-traded options such as put options, call options or other derivative securities, on an exchange or in any other organized market, are expressly prohibited. Additionally, no employee, including the named executive officers, or director may engage in short sales of our securities.
Timing of Equity Award Grants
All stock option grants to named executive officers are granted with an exercise price equal to or above the fair market value of the underlying stock on the date of grant. We do not grant stock options, or any other form of equity compensation, in anticipation of the release of material non-public information. Similarly, we do not time the release of material non-public information based on stock option or other equity award grant dates.
The Compensation Committee has adopted an Equity Award Grant Policy under which management will submit recommendations of equity awards to the Compensation Committee, at the committee's regular quarterly meetings. Such recommendations will include the type of award proposed to be granted, the recipient, size and special terms or conditions of any such award; provided that grants to executive officers and members of the Board of Directors must be submitted to and approved separately by the Board of Directors if the Compensation Committee is not composed solely of two or more non-employee directors pursuant to Exchange Act Rule 16b-3. Any equity awards approved by the Compensation Committee (or by the Board of Directors, as applicable) will be granted as of the date of such quarterly meeting, unless a future effective date of grant is specifically authorized. Typically, equity awards will be granted by the Compensation Committee or the Board of Directors pursuant to either a live or telephonic meeting. However, the Compensation Committee or the Board of Directors may also authorize the grant of equity awards pursuant to a unanimous written consent. If equity awards are authorized by unanimous written consent, the effective date of the grant (and the date upon which any stock option will have its exercise price determined) will be the date upon which our Secretary has received all signatures to the unanimous written consent, unless a future effective date of grant is specifically authorized.
Tax and Accounting Considerations
In 2012, while the Compensation Committee generally considered the financial accounting and tax implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers during 2012.

Summary Compensation Table-2012
The table below summarizes the total compensation earned by each of the named executive officers for 2012, 2011 and 2010, other than Messrs. Abts and Ashbrook, for whom total compensation is shown for 2012 only, and Ms. Thompson, for whom total compensation is shown for 2012 and 2011 only (reflecting that Messrs. Abts and Ashbrook have been named executive officers for one year and Ms. Thompson has been a named executive officer for two years).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Andrew S. Clark	2012	596,875	—	—	1,514,917	111,600	—	24,374	2,247,766
CEO and President	2011	522,917	349,650	349,650	1,197,462	263,025	—	21,351	2,704,055
	2010	470,833	—	—	905,199	831,250	—	26,544	2,233,826
Daniel J. Devine	2012	363,333	—	—	605,967	44,129	—	19,764	1,033,193
Executive Vice President/	2011	323,542	108,225	108,225	414,506	81,413	—	24,019	1,059,930
Chief Financial Officer	2010	288,333	—	—	301,733	253,750	—	15,624	859,440
Douglas C. Abts	2012	263,583	—	528,000	605,967	19,642	—	37,355	1,454,547
Senior Vice President/Strategy
and Corporate Development
Thomas Ashbrook	2012	279,583	—	490,005	479,714	23,436	—	23,622	1,296,360
Senior Vice President/
Chief Information Officer
Diane L. Thompson	2012	328,542	—	577,504	479,714	21,483	—	11,674	1,418,917
Senior Vice President,	2011	293,542	68,764	68,770	276,337	51,728	—	15,090	774,231
Secretary and General Counsel

(1)
The annual base salaries we paid to the named executive officers in 2012, as shown in this column, are slightly lower (less than 1% in each case) than the amounts shown in “Compensation Discussion and Analysis - 2012 Annual Base Salaries” because, in accordance with our standard payroll practices, the first regular bi-monthly paycheck received by each officer in 2012 related to compensation earned during a portion of December 2011, which was paid at the 2011 salary level.

(2)	Represents the amount of cash bonuses paid to the named executive officers in June 2011.

(3)
Represents the fair market value of restricted stock units awarded to the named executive officers in June 2011 and to certain executive officers in August 2012, computed in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718. The restricted stock unit awards are further described under “Compensation Discussion and Analysis - 2012 Restricted Stock Unit Awards” and “Grants of Plan-Based Awards in 2012.”

(4)
Represents the aggregate grant date fair value of option awards granted to the named executive officers in each year, computed in each case in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 14, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2012, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(5)
For 2012, represents the performance-based cash bonus awards paid to the named executive officers for 2012 performance as described under “Compensation Discussion and Analysis - 2012 Executive Profit Sharing Plan” and “Grants of Plan-Based Awards in 2012.”

(6)
There are no nonqualified deferred compensation earnings reflected in this column because no named executive officer received above-market or preferential earnings on such compensation. For more information regarding 2012 activity in deferred compensation accounts for the named executive officers, see “2012 Nonqualified Deferred Compensation” below.

(7)
Represents (i) payments for health, life and disability insurance premiums, (ii) medical expense reimbursements received under the Senior Management Benefit Plan, (iii) 401(k) plan matching contributions, and (iv) nonqualified deferred compensation plan contributions (only to contribute the matching contributions we would have made to our 401(k) plan on the officer's behalf because the officer's contributions to our 401(k) plan were required to be reduced pursuant to applicable 401(k) plan contribution limitations).

Name	Year	Qualified Retirement Plan Employer Match ($)	Employer Deferred Compensation Plan Contributions ($)	Health, Life and Disability Insurance Premiums and Medical Reimbursements ($)	Total ($)
Andrew S. Clark	2012	6,437		17,937	24,374
	2011	8,250	—	13,101	21,351
	2010	8,250	—	18,294	26,544
Daniel J. Devine	2012	6,806	—	12,958	19,764
	2011	5,029	—	18,990	24,019
	2010	5,025	—	10,599	15,624
Douglas C. Abts	2012	7,292	—	30,063	37,355
Thomas Ashbrook	2012	6,988	—	16,634	23,622
Diane L. Thompson	2012	3,616	—	8,058	11,674
	2011	3,338	2,626	9,126	15,090
Grants of Plan-Based Awards in 2012
The following table provides information regarding the amount of plan-based awards granted in 2012 for each of the named executive officers:

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)($)
			Threshold ($)	Target ($)	Maximum ($)
Andrew S. Clark	—	—	300,000	600,000	1,200,000	—	—	—	—
	3/30/2012	3/20/2012	—	—	—	—	122,750	24.75	1,514,917
Daniel J. Devine	—	—	118,325	237,250	474,500	—	—	—	—
	3/30/2012	3/20/2012	—	—	—	—	49,100	24.75	605,967
Douglas C. Abts	—	—	52,800	105,600	211,200	—	—	—	—
	8/28/2012	8/28/2012	—	—	—	54,321	—	—	528,000
	3/30/2012	3/20/2012	—	—	—	—	49,100	24.75	605,967
Thomas Ashbrook	—	—	63,000	126,000	252,000	—	—	—	—
	8/28/2012	8/28/2012	—	—	—	50,412	—	—	490,005
	3/30/2012	3/20/2012	—	—	—	—	38,870	24.75	479,714
Diane L. Thompson	—	—	57,500	115,500	231,000	—	—	—	—
	8/28/2012	8/28/2012	—	—	—	59,414	—	—	577,504
	3/30/2012	3/20/2012	—	—	—	—	38,870	24.75	479,714

(1)
The threshold, target and maximum amounts shown in the table correspond to the amounts the Compensation Committee determined to pay to the named executive officers as performance-based cash bonuses based upon the achievement of certain performance targets relating to EBITDA, revenue and various quality measures. The threshold, target and maximum amounts shown above assume threshold, target and maximum achievement, respectively, for each of the three equally-weighted performance goals. For more information regarding the performance-based cash bonuses, performance targets and methodology for determining bonus amounts, see “Compensation Discussion and Analysis - 2012 Executive Profit Sharing Plan.” Actual payouts for achievement of the 2012 performance targets are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Represents the grant date fair value of the respective awards of options and restricted stock units, computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are described in Note 14, “Stock-Based Compensation,” to our annual consolidated financial statements for the year ended December 31, 2012, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Equity Awards
The following table shows the number of shares of our common stock subject to options and restricted stock units held by the named executive officers as of December 31, 2012. No named executive officer held any restricted shares of our common stock as of December 31, 2012.

	Outstanding Equity Awards at Fiscal Year End-2012
	Option Awards					Restricted Stock Unit Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date		Number of Restricted Stock Units That Have Not Vested (#)		Market Value of Restricted Stock Units That Have Not Vested ($)
Andrew S. Clark	72,222	—	$0.59	11/27/2017	(2)	—		—
	72,222	—	$0.59	11/27/2017	(2)	—		—
	593,333	73,333	$10.50	4/14/2019	(3)(4)	—		—
	30,045	—	$0.59	4/14/2019	(3)(4)	—		—
	114,399	—	$0.59	4/14/2019	(3)(4)	—		—
	71,307	53,793	$15.81	8/5/2020	(4)(5)	—		—
	57,689	76,471	$17.10	3/31/2021	(4)(7)	—		—
	—	122,750	$24.75	3/30/2022	(4)(8)	—		—
Daniel J. Devine	27,777	—	$0.59	11/27/2017	(2)	—		—
	27,777	—	$0.59	11/27/2017	(2)	—		—
	197,778	24,444	$10.50	4/14/2019	(3)(4)	—		—
	17,334	—	$0.59	4/14/2019	(3)(4)	—		—
	44,399	—	$0.59	4/14/2019	(3)(4)	—		—
	23,769	17,931	$15.81	8/5/2020	(4)(5)	—		—
	19,970	26,470	$17.10	3/31/2021	(4)(7)	—		—
	—	49,100	$24.75	3/30/2022	(4)(8)	—		—
Douglas C. Abts	38,931	29,369	$13.47	8/23/2020	(4)(6)	—		—
	11,094	14,706	$17.10	3/31/2021	(4)(7)	—		—
	—	49,100	$24.75	3/30/2022	(4)(8)	—		—
	—	—	$—	—		54,321	(9)	559,506	(10)
Thomas Ashbrook	27,689	3,422	$10.50	4/14/2019	(3)(4)	—		—
	16,644	12,556	$15.81	8/5/2020	(4)(5)	—		—
	13,313	17,647	$17.10	3/31/2021	(4)(7)	—		—
	—	38,870	$24.75	3/30/2022	(4)(8)	—		—
	—	—	$—	—		50,412	(9)	519,244	(10)
Diane L. Thompson	27,689	3,422	$10.50	4/14/2019	(3)(4)	—		—
	16,644	12,556	$15.81	8/5/2020	(4)(5)	—		—
	13,313	17,647	$17.10	3/31/2021	(4)(7)	—		—
	—	38,870	$24.75	3/30/2022	(4)(8)
	—	—	$—	—		59,414	(9)	611,964	(10)

(1)
The unvested portion of each outstanding stock option is subject to certain accelerated vesting upon (i) the named executive officer's termination of employment in certain circumstances, including in connection with a change of control, and (ii) upon a change of control, as provided in the relevant equity incentive plan or option agreement pursuant to which the option was granted or pursuant to the named executive officer's employment agreement (or, with respect to Messrs. Abts and Ashbrook and Ms. Thompson, pursuant to the Executive Severance Plan). See “Potential Payments upon Termination and Change of Control” below.

(2)
These options were granted under our 2005 Stock Incentive Plan on November 27, 2007, with an exercise price equal to the fair market value of one of our common shares on the date of grant. For time-based options, the vesting commencement date was November 27, 2007.

(3)
These options were granted under our 2009 Stock Incentive Plan on April 14, 2009, with an exercise price equal to the price at which shares were offered to the public in our initial public offering. The vesting commencement date was April 14, 2009.

(4)
These time-based options vest as follows, subject to the named executive officer's continued service with us: (i) 25% of the option vests on the first anniversary of the vesting commencement date, (ii) an additional 2% of the option vests on each monthly anniversary of the vesting commencement date for the 33 months following the first anniversary of the vesting commencement date and (iii) an additional 3% of the option vests on each of the 46th, 47th and 48th monthly anniversaries of the vesting commencement date.

(5)
These options were granted under our 2009 Stock Incentive Plan on August 5, 2010, with an exercise price equal to the regular session closing price of our common stock as reported by the New York Stock Exchange on the date of grant. The vesting commencement date was August 5, 2010.

(6)
These options were granted under our 2009 Stock Incentive Plan on August 23, 2010, with an exercise price equal to the regular session closing price of our common stock as reported by the New York Stock Exchange on the date of grant. The vesting commencement date was August 23, 2010.

(7)
These options were granted under our 2009 Stock Incentive Plan on March 31, 2011, with an exercise price equal to the regular session closing price of our common stock as reported by the New York Stock Exchange on the date of grant. The vesting commencement date was March 31, 2011.

(8)
These options were granted under our 2009 Stock Incentive Plan on March 30, 2012, with an exercise price equal to the regular session closing price of our common stock as reported by the New York Stock Exchange on the date of grant. The vesting commencement date was March 30, 2012.

(9)
These restricted stock units were granted under our 2009 Stock Incentive Plan on August 28, 2012, and 50% of the restricted stock units will vest and be delivered to the named executive officer on August 28, 2013, and, thereafter, the remaining 50% will vest and be delivered on August 28, 2014, subject to the named executive officer's continuing service through each such date.

(10)	Based on the closing price of our common stock of $10.30 as reported by the New York Stock Exchange on December 31, 2012.
Option Exercises and Stock Vested in 2012
The following table provides information for the named executive officers regarding stock option exercises during 2012, including the total number of shares acquired upon exercise and the aggregate value realized, before payment of any applicable withholding tax and broker commissions, and restricted stock units vested during 2012.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Andrew S. Clark	1,903,469	23,962,506	14,587	307,348
Daniel J. Devine	247,754	4,136,807	4,515	95,131
Douglas C. Abts	—	—	2,823	59,481
Thomas Ashbrook	—	—	3,001	63,231
Diane L. Thompson	—	—	2,869	60,450

(1)
The value realized for an option exercise is determined by multiplying (i) the number of shares acquired upon exercise by (ii) the difference between the market price of the shares at exercise and the exercise price of the option. For each exercise of options by the named executive officers in 2012, all of the shares acquired upon exercise were immediately sold, through a series of open market trades, on the date of exercise. Accordingly, we have determined the “market price of shares at exercise” to be the weighted average sale price for such shares on the date of exercise. In 2012, in connection with the exercise of certain options that were terminating, Messrs. Clark and Devine satisfied the related tax obligations through the net issuance of shares underlying such options. See "Certain Relationships and Related Transactions" for further discussion.

(2)
The value realized upon vesting of restricted stock units is determined by multiplying (i) the number of shares vested by (ii) the market price of the shares at vesting. Each restricted stock unit vested in full on June 28, 2012. The shares underlying restricted stock units held by Messrs. Abts and Ashbrook and Ms. Thompson were also released on that date. The shares underlying restricted stock units held by Messrs. Clark and Devine were released on November 15, 2012.

Employment Agreements
The following table highlights certain items contained in the employment agreements we entered into with Messrs. Clark and Devine in March 2009. We have not entered into an employment agreement with Messrs. Abts or Ashbrook or Ms. Thompson, each of whom is instead subject to, and may receive severance benefits from, our Executive Severance Plan, as described below under “Potential Payments upon Termination and Change of Control.” Each of the employment agreements provides that the named executive officer is entitled to participate in health, insurance, retirement and other benefits which are provided to our senior executives.

Name	Position	Date of Agreement	Initial Term of Agreement (1)	Base Salary ($)(2)	Annual Target Bonus, as Percentage of Salary (3)	Potential Payments upon Termination or Change of Control	Other
Andrew S. Clark	Chief Executive Officer	March 4, 2009	4 years	375,000	100%	(4)	(5)
Daniel J. Devine	Chief Financial Officer	March 9, 2009	2 years	250,000	50%	(4)	—

(1)
The term of each of the employment agreements will automatically extend for an additional year upon the end of the initial term and thereafter on each anniversary unless either party timely gives notice that such party does want to so extend the agreement. The terms of the employment agreements for Messrs. Clark and Devine automatically renewed for an additional year in March 2013.

(2)
This column shows the annual base salary set forth in the respective employment agreement for each named executive officer, which salary may be periodically reviewed and increased by the Board of Directors in its discretion, or decreased with the named executive officer's written consent. Most recently, in December 2012, the Compensation Committee determined to not to increase the salaries of Messrs. Clark and Devine for fiscal 2013 above 2012 amounts of $600,000 and $365,000, respectively.

(3)
Each employment agreement provides that the named executive officer will be eligible for an annual discretionary incentive bonus based on attainment of performance criteria. Each employment agreement provides for a target bonus amount as a percentage of annual salary with such target percentage reflected in this column. The actual bonus paid may be more or less than the target amount. In addition, upon any termination of Mr. Clark's employment other than for “cause” (as defined in the employment agreement and below), Mr. Clark will be eligible to be paid a pro-rata bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year. Mr. Devine must be employed through the date of the bonus payment in order to be eligible to be paid a bonus.

(4)
For information regarding severance and other payments the named executive officer may receive under his employment agreement in the event of a change of control and/or termination of employment, see “Potential Payments upon Termination and Change of Control” below. If the named executive officer receives payments that are subject to golden parachute excise taxes, then such payments will be reduced to a level that would not subject the named executive officer to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), the named executive officer would be in a better economic position by receiving all such payments.

(5)
We are obligated to provide Mr. Clark with life insurance with a face amount not less than two times his annual base salary, as was in effect on the date his employment agreement was effective. Mr. Clark was also eligible to receive up to $15,000 in legal fees incurred in connection with the review and subsequent execution of his employment agreement. Additionally, we have agreed to nominate Mr. Clark for election to the Board of Directors at each annual meeting of stockholders.

Potential Payments upon Termination and Change of Control
The table below provides estimates for compensation payable to the named executive officers under hypothetical termination of employment and change of control scenarios under our compensatory arrangements with such officers, other than nondiscriminatory arrangements generally available to salaried employees. The amounts shown in the table below are estimates and assume the hypothetical termination, resignation, death or disability or change of control, as applicable, occurred on December 31, 2012, applying the provisions of the agreements that were in effect as of such date. If any of such officers resigns without good reason or is terminated by us for cause, such officer will be entitled only to any accrued and unpaid salary and vested benefits and no severance. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may differ. For purposes of the hypothetical payment estimates shown in the below table, some of the important assumptions that were made are as follows: (1) the named executive officer's base salary as in effect as of December 31, 2012; (2) cash severance and health insurance continuation as provided under the named executive officer's employment agreement or, for Messrs. Abts and Ashbrook and Ms. Thompson, under the Executive Severance Plan and related Severance Agreement; (3) value for payment of health insurance continuation, including dental, at an assumed value of $1,500 per month; (4) no discretionary acceleration of vesting restricted stock units held by the named executive officer in the event of a change of control, and (5) a price per share of our common stock of $10.30 on December 31, 2012.

Name	Change of Control (1)		Termination of Employee Without Cause, or Resignation by Employee for Good Reason (2)(3)		Termination of Employee without Cause, or Resignation by Employee for Good Reason, within 24 Months of Change of Control (1)(2)(3)		Termination of Employee for Death		Termination of Employee for Disability (4)
Andrew S. Clark
Cash Severance Payment	$—		$2,400,000	(7)	$2,400,000	(10)	$300,000	(13)	$—
Continuation of Health Insurance Benefits	$—		$36,000	(7)	$36,000	(10)	$9,000	(13)	$—
Acceleration of Vesting of Time-Based Stock Options	$—	(5)	$—	(7)	$—	(10)	$—	(13)	$—	(14)
Total	$—		$2,436,000		$2,436,000		$309,000		$—
Daniel J. Devine
Cash Severance Payment	$—		$602,250	(8)	$602,250	(11)	$182,500	(13)	$—
Continuation of Health Insurance Benefits	$—		$18,000	(8)	$18,000	(11)	$9,000	(13)	$—
Acceleration of Vesting of Time-Based Stock Options	$—	(5)	$—	(8)	$—	(11)	$—	(13)	$—	(14)
Total	$—		$620,250		$620,250		$191,500		$—
Douglas C. Abts
Cash Severance Payment	$—		$132,000	(9)	$132,000	(12)	$—
Continuation of Health Insurance Benefits	$—		$9,000	(9)	$9,000	(12)	$—
Acceleration of Vesting of Time-Based Stock Options	$—	(6)	$—		$—	(12)	$—
Total	$—		$141,000		$141,000		$—		$—
Thomas Ashbrook
Cash Severance Payment	$—		$140,000	(9)	$140,000	(12)	$—		$—
Continuation of Health Insurance Benefits	$—		$9,000	(9)	$9,000	(12)	$—		$—
Acceleration of Vesting of Time-Based Stock Options	$—	(6)	$—		$—	(12)	$—		$—
Total	$—		$149,000		$149,000		$—		$—
Diane L. Thompson
Cash Severance Payment	$—		$165,000	(9)	$165,000	(12)	$—		$—
Continuation of Health Insurance Benefits	$—		$9,000	(9)	$9,000	(12)	$—		$—
Acceleration of Vesting of Time-Based Stock Options	$—	(6)	$—		$—	(12)	$—		$—
Total	$—		$174,000		$174,000		$—		$—

(1)
“Change of control” generally means any of the following events: (a) the acquisition by a person or group (other than us or any of our employee benefit plans or Warburg Pincus and its affiliated entities and investment funds) of beneficial ownership of securities representing more than 50% of the voting securities of the company entitled to vote generally in the election of directors, determined on a fully-diluted basis (except if a majority of such holders immediately prior to such acquisition retain, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity); (b) the sale, transfer or other disposition of 50% or more of our assets to one or more unaffiliated persons or groups; or (c) when a majority of the members of the Board of Directors are not “company directors,” which term means: (i) individuals who, as of a specified date, were directors of our company; (ii) individuals elected as directors after such date for whose election proxies will have been solicited by the Board of Directors, or (iii) any individual appointed to the Board of Directors to fill vacancies caused by death or resignation (but not by removal) or to fill newly created directorships.

(2)
“Cause” generally means any of the following acts committed by the named executive officer: (a) conviction of, or a plea of guilty or nolo contendere to, a felony or other crime (except for misdemeanors which are not materially injurious to our business or reputation); (b) willful refusal to perform in any material respect such officer's duties and responsibilities; (c) failure to comply in any material respect with the terms of such officer's agreements with us and our policies and procedures; (d) fraud or other illegal conduct in such officer's performance of duties for us; and (e) any conduct by such officer which is materially injurious to us or to our business or reputation.

(3)
For Messrs. Clark and Devine, “good reason” generally means any of the following events: (a) a material diminution in his responsibilities, duties or authority; (b) a material diminution in his base salary or annual target bonus amount; (c) relocation of the named executive officer's workplace to a location that is more than 30 miles away from work location specified in his employment agreement; (d) our failure to extend the expiration date of his employment agreement; or (e) our breach of a material provision of his employment agreement. For Messrs. Abts and Ashbrook and Ms. Thompson, “good reason” generally means any of the following events: (a) a material diminution in annual base salary; (b) a material diminution in authority, duties, responsibilities or reporting structure; (c) notification of a material change in geographic work location; or (d) we have materially breached such officer's Severance Agreement.

(4)
“Disability” generally means that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(5)
Upon the consummation of a “change of control,” 50% of the named executive officer's then unvested time-based stock options will become vested, in accordance with the terms of his employment agreement.

(6)
Upon the consummation of a “change of control,” 50% of the unvested portion of each time-based stock option awarded to Messrs. Abts and Ashbrook and Ms. Thompson on April 14, 2009, August 5, 2010, August 23, 2010, March 31, 2011 and March 30, 2012, will become vested in accordance with the terms of such option.

(7)
If Mr. Clark's employment is terminated by us without “cause” or by Mr. Clark for “good reason” (and other than for death or “disability”), then Mr. Clark will receive, pursuant to his employment agreement, (a) cash payments equal in the aggregate to two times the sum of his annual base salary and annual target bonus; (b) company-paid medical insurance premiums after termination for up to 18 months, with reimbursement for medical insurance coverage for an additional six months if Mr. Clark remains covered under our group medical insurance plan for the first 18 months (with such reimbursement in an amount not to exceed our previous monthly contribution for medical insurance premiums, provided such benefit, either the company-paid premiums or reimbursement, will terminate immediately if Mr. Clark is offered comparable coverage in connection with his employment by another employer); (c) accelerated vesting of time-based options as if Mr. Clark's service had terminated one year later; (d) a pro-rata bonus for the fiscal year of termination based on the percentage of time he was employed in such fiscal year; and (e) his annual bonus for the completed fiscal year prior to the year of termination, if not already paid. Mr. Clark's receipt of such severance benefits is conditioned upon him providing us with a release of claims against us, our affiliates and related parties.

(8)
If the named executive officer's employment is terminated by us without “cause” or by the named executive officer for “good reason” (and other than for death or “disability”), then the named executive officer will receive, pursuant to his employment agreement, (a) cash payments equal in the aggregate to one times the sum of the named executive officer's annual base salary and annual target bonus; (b) company-paid medical insurance premiums after termination for up to 12 months (provided such benefit will terminate immediately if the named executive officer is offered comparable coverage in connection with his employment by another employer); (c) accelerated vesting of time-based options as if the named executive officer's service had terminated one year later; and (d) the named executive officer's annual bonus for the completed fiscal year prior to the year of termination, if not already paid. The named executive officer's receipt of such severance benefits is conditioned upon the named executive officer providing us with a release of claims against us, our affiliates and related parties.

(9)
If the named executive officer's employment is terminated by us without “cause” or by the named executive officer for “good reason” (and other than for death or “disability”), then such officer will receive, pursuant to the Executive Severance Plan and related Severance Agreement, (a) cash payments equal in the aggregate to one-half of such officer's annual base salary; and (b) company-paid medical, dental and life insurance premiums after termination for up to six months (provided such benefit will terminate immediately if he or she is offered comparable coverage in connection with new employment). The named executive officer's receipt of such severance benefits is conditioned upon the named executive officer providing us with a release of claims against us, our affiliates and related parties.

(10)
If Mr. Clark's employment is terminated by us without “cause” or by Mr. Clark for “good reason” within 24 months after a “change of control” (and other than for death or “disability”), then pursuant to his employment agreement and in addition to the severance benefits described in footnote (7) above, Mr. Clark will receive full vesting acceleration of all unvested stock option awards as of his termination date.

(11)
If the named executive officer's employment is terminated by us without “cause” or by the named executive officer for “good reason” within 24 months after a “change of control” (and other than for death or “disability”), then pursuant to the named executive officer's employment agreement and in addition to the severance benefits described in footnote (8) above (except clause (c) therein), the named executive officer will receive full vesting acceleration of all unvested stock option awards as of his termination date.

(12)
If the named executive officer's employment is terminated by us without “cause” or by the named executive officer for “good reason” within 24 months after a “change of control” (and other than for death or “disability”), then pursuant to the Executive Severance Plan and the named executive officer's corresponding Severance Agreement thereto and in addition to the severance benefits described in footnote (9) above, the named executive officer will receive full vesting acceleration of all unvested stock option awards as of the officer's termination date.

(13)
If the named executive officer's employment is terminated due to his death, then, pursuant to his employment agreement, (a) his outstanding unvested time-based stock options will vest as if his termination date had occurred one year later; (b) his estate will receive six monthly installments of his base salary; and (c) his dependents will receive company-paid medical benefits for a period of six months following the date of his termination. The receipt of such benefits by the named executive officer's estate is conditioned upon the estate of the named executive officer providing us with a release of claims against us, our affiliates and related parties.

(14)
If the named executive officer's employment is terminated due to his “disability,” then, pursuant to his employment agreement, his outstanding unvested time-based stock options will vest as if his termination date had occurred one year later. The receipt of such benefits by the named executive officer is conditioned upon the named executive officer providing us with a release of claims against us, our affiliates and related parties.

2012 Nonqualified Deferred Compensation
The following table shows certain information for 2012 for the named executive officers under the Deferred Compensation Plan.

	Non-Qualified Deferred Compensation (1)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Andrew S. Clark	—	—	—	—	—
Daniel J. Devine	—	—	—	—	—
Douglas C. Abts	—	—	—	—	—
Thomas Ashbrook	20,009	—	5,242	—	45,499
Diane L. Thompson	37,398	—	15,827	—	165,097

(1)
For more information regarding the material terms of the Deferred Compensation Plan, including the types of compensation permitted to be deferred and any limitations on the extent to which deferral is permitted, as well as material terms with respect to payouts, withdrawals and other distributions, see “Compensation Discussion and Analysis - Employee Benefits and Perquisites - Nonqualified Deferred Compensation Plan” above. There are no nonqualified deferred compensation earnings reflected in the “Summary Compensation Table - 2012” above because no named executive officer received above-market or preferential earnings on such compensation.

PROPOSAL 2
APPROVAL OF THE AMENDED AND RESTATED
2009 STOCK INCENTIVE PLAN
Our board is requesting that our stockholders approve the Bridgepoint Education, Inc. Amended and Restated 2009 Stock Incentive Plan, or the Amended 2009 Plan. In particular, we are seeking stockholder approval of the material terms of the Amended 2009 Plan for purposes of (i) complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m) and (ii) increasing the number of shares reserved for issuance under the Amended 2009 Plan. Our board has adopted the Amended 2009 Plan, subject to approval from our stockholders at the 2013 annual meeting. If our stockholders approve the Amended 2009 Plan, it will replace the current version of the 2009 Stock Incentive Plan, as previously amended and restated, and will continue in effect through its current term (March 3, 2019), unless terminated earlier by our board. Approval of the Amended 2009 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2013 annual meeting.
The Amended 2009 Plan was amended to allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the Amended 2009 Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain stock grants and stock units awarded under the Amended 2009 Plan to qualify as “performance-based” within the meaning of Section 162(m), the Amended 2009 Plan limits the sizes of such awards as further described below. By approving the Amended 2009 Plan, the stockholders will be approving the material terms of the plan, which include, among other things, the eligibility requirements for participation in the Amended 2009 Plan, including the ability of the Chief Executive Officer and three most highly compensated officers (other than the Chief Financial Officer) to receive awards under the Amended 2009 Plan.
The following is a summary of some of the material changes to the Bridgepoint Education, Inc. 2009 Stock Incentive Plan, as amended and restated. This comparative summary is qualified in its entirety by reference to the actual text of the Amended 2009 Plan, set forth as Appendix A.
The Amended 2009 Plan has been drafted to include limitations to the number of shares that may be granted, on an annual basis, through individual awards, which is necessary to allow us to be eligible to receive income tax deductions under Section 162(m), as follows:

Award Type	General Annual Limit	New Hire Limit	Maximum Limit
Stock Options	750,000 shares	750,000 shares	1,500,000 shares
Stock Appreciation Rights	750,000 shares	750,000 shares	1,500,000 shares
Stock Grants	750,000 shares	750,000 shares	1,500,000 shares
Stock Units	750,000 shares	750,000 shares	1,500,000 shares
Performance Stock Units	$3,000,000	N/A	$3,000,000

•	The Amended 2009 Plan has been drafted to include limitations to the number of shares that may be granted to our non-employee directors on an annual basis.

•
Specific performance criteria are included in the Amended 2009 Plan so that certain awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow us to be eligible to receive income tax deductions under Section 162(m). These performance criteria include: operating income; earnings before interest or taxes and earnings before interest, taxes, depreciation and amortization; earnings or net earnings; cash flow; market share; net or gross sales or revenue; expenses or expense reduction; cost of goods sold; profit/loss or profit margin, net or gross; working capital; return on equity or assets; earnings per share (diluted or basic); economic value added, or EVA; stock price; price/earnings ratio; debt, or debt-to-equity or debt reduction; accounts receivable; writeoffs; cash; assets; liquidity; operations; research or related milestones; business development; intellectual property (e.g., patents); product development; regulatory activity; information technology; financings; product quality control; management; human resources; corporate governance; compliance program; legal matters; internal controls; policies and procedures; accounting and reporting; strategic alliances, licensing and partnering; site, plant or building development; customer retention; customer satisfaction and/or mergers and acquisitions or divestitures. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units or product lines, may be measured in absolute terms or based on growth and may be measured relative to a peer group or index.

•
The Amended 2009 Plan will increase the number of shares reserved for issuance under the Amended 2009 Plan by the number of shares that were reserved for issuance, but not subject to outstanding awards, under the Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) at the time the 2005 Plan was terminated in connection with our initial public offering (that is, as of April 15, 2009), plus the number of shares subject to awards granted under the 2005 Plan that have expired or terminated prior to the 2013 annual meeting or that expire or terminate without having been exercised in full on or after the 2013 annual meeting and shares issued pursuant to awards granted under the 2005 Plan that have been forfeited to or repurchased by the Company prior to the 2013 annual meeting, or that are repurchased or forfeited on or after the 2013 annual meeting, with the maximum number of shares to be added to the Amended 2009 Plan share reserve pursuant to the 2005 Plan equal to 2,038,683 shares. However, the expected increase in shares immediately available for issuance under the Amended 2009 Plan pursuant to 2005 Plan shares that were unissued or that have terminated or been repurchased as of the date of the 2013 annual meeting is approximately 1,127,281 shares.

Our board believes that the approval of the Amended 2009 Plan is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the Amended 2009 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our company goals. However, if the stockholders do not approve the Amended 2009 Plan, there may not be enough shares available for issuance under the Amended 2009 Plan to continue issuing market-competitive awards to our employees.
Currently, there are 9,257,907 shares authorized under the Amended 2009 Plan. As of March 15, 2013, a total of 2,915,888 shares were available for issuance under the Amended 2009 Plan. The Amended 2009 Plan seeks an authorization to “roll over” shares from the 2005 Plan as described above, with the maximum number of shares to be added to the Amended 2009 Plan share reserve pursuant to awards originally granted under the 2005 Plan equal to 2,038,683 shares, although the expected increase in shares immediately available for issuance under the Amended 2009 Plan pursuant to 2005 Plan shares that were unissued or that have terminated or been repurchased as of the date of the 2013 annual meeting is approximately 1,127,281 shares.
In determining to roll over shares related to the 2005 Plan we considered the following:

•
Historical Grant Practices. The board considered the historical amounts of equity awards the Company has granted in the past three years. In fiscal years 2010 through 2012, the Company granted equity awards representing a total of 1.1 million, 1.4 million and 2.0 million shares, respectively. Our three-year “burn rate,” a measure of annual share usage defined by Institutional Shareholder Services, is consistent with industry guidelines recommended by Institutional Shareholder Services.

•
Awards Outstanding Under Existing Grants. The Company has outstanding, as of March 15, 2013, grants of 6,346,614 stock options and 362,199 unvested stock units. Accordingly, our approximately 6.7 million outstanding awards (commonly referred to as the “overhang”) represent approximately 12.4% of our outstanding shares.

•
Forecasted Grant Practices. We currently expect that the number of shares granted over the next three years will be reduced from historical levels which will result in a lower share burn rate going forward.  This expectation is based on significant revisions to our equity grant methodology including a reduction in the number of eligible recipients and a reduction of the proportion of equity awards comprised of stock options in favor of less dilutive, full value awards, such as restricted stock units. Our board considered our three-year burn rate and the overhang of outstanding awards to be key factors in its determination to seek authorization for an increase in shares available for grant under the Amended 2009 Plan limited to the number of shares previously approved under the 2005 Plan that could be “rolled over” to the Amended 2009 Plan. The expected increase in shares immediately available for issuance under the Amended 2009 Plan pursuant to 2005 Plan shares that were unissued or that have terminated or been repurchased as of the date of the 2013 annual meeting is approximately 1,127,281 shares. We believe that the resulting number of shares available for grant will be sufficient to cover anticipated equity awards through the end of 2014.

Summary of the Amended 2009 Plan
The following is a summary of the principal features of the Amended 2009 Plan and its operation. The summary is qualified in its entirety by reference to the Amended 2009 Plan itself set forth in Appendix A.
The Amended 2009 Plan provides for the grant of incentive stock options to our employees and any of our parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, stock grants (which may or may not be subject to vesting conditions), stock units (which may or may not be subject to vesting conditions) and stock appreciation rights to our employees, directors and consultants and our parent and subsidiary corporations' employees and consultants. As of December 31, 2012, approximately 658 of our employees, directors and consultants were eligible to participate in the Amended 2009 Plan.
Number of Shares of Common Stock Available Under the Amended 2009 Plan. If stockholders approve this Proposal 2, the Amended 2009 Plan will increase the number of shares reserved for issuance under the Amended 2009 Plan by the number of shares that were reserved for issuance, but not subject to outstanding awards, under the 2005 Plan at the time the 2005 Plan was terminated in connection with our initial public offering (that is, as of April 15, 2009), plus the number of shares subject to awards granted under the 2005 Plan that have expired or terminated prior to the 2013 annual meeting or that expire or terminate without having been exercised in full on or after the 2013 annual meeting, and shares issued pursuant to awards granted under the 2005 Plan that have been forfeited to or repurchased by the Company prior to the 2013 annual meeting, or that are repurchased or forfeited on or after the 2013 annual meeting, with the maximum number of shares to be added to the Amended 2009 Plan share reserve pursuant to the 2005 Plan equal to 2,038,683 shares. The expected increase in shares immediately available for issuance under the Amended 2009 Plan pursuant to 2005 Plan shares that were unissued or that have terminated or been repurchased as of the date of the 2013 annual meeting is approximately 1,127,281 shares.
As in the current plan, our Amended 2009 Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of:

•	1,300,000 shares of our common stock;

•	2% of the number of shares of our common stock that are outstanding and issuable pursuant to outstanding awards under our equity plans on the last day of the immediately preceding fiscal year; or

•	such other amount as our board of directors may determine.
As of December 31, 2012, there were 8,175,926 shares reserved for issuance under the Amended 2009 Plan including 5,862,192 shares subject to outstanding awards. On January 1, 2013, the number of shares reserved for issuance under the Amended 2009 Plan was automatically increased by 1,081,981 shares.
Administration of the Amended 2009 Plan. Our board of directors or a committee appointed by our board administers our Amended 2009 Plan. In the case of awards intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code, the committee will consist of two or more “outside directors” within the meaning of Section 162(m) of the Code. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise.
Options. The administrator is able to grant nonstatutory stock options and incentive stock options under the Amended 2009 Plan. The administrator determines the number of shares subject to each option, although the Amended 2009 Plan provides that a participant may not receive options to purchase more than 750,000 shares in any fiscal year except in connection with an employee's initial hiring in which case the participant could receive options covering up to an additional 750,000 shares, for a total of 1,500,000 shares.
The exercise price of options granted under our Amended 2009 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the terms of all other options.
After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for twelve months. If termination is for cause (as defined in the Amended 2009 Plan), all then-unvested options will terminate and be forfeited. In all other cases, the option will generally remain exercisable for three months. However, an option generally may not be exercised later than the expiration of its term.
Stock Appreciation Rights. Stock appreciation rights may be granted under our Amended 2009 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof. Stock appreciation rights expire under the same rules that apply to stock options. No participant will be granted stock appreciation rights covering more than 750,000 shares during any fiscal year, except in connection with an employee's initial hiring in which case the participant could receive stock appreciation rights covering up to an additional 750,000 shares, for a total of 1,500,000 shares.
Stock Grants. Stock grants may be granted under our Amended 2009 Plan. Stock grants are awards of shares of our common stock that vest in accordance with terms and conditions established by the administrator or may be vested on the date of grant if so determined by the administrator. The administrator will determine the number of shares of stock subject to stock grants to any employee, but no participant will be granted, or granted a right to purchase or acquire, more than 750,000 shares of stock pursuant to stock grants during any fiscal year, except in connection with an employee's initial hiring in which case the participant could receive stock grants covering up to an additional 750,000 shares, for a total of 1,500,000 shares. The administrator may impose whatever conditions to vesting, if any, that it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares subject to a stock grant subject to restrictions that do not vest are subject to our right of repurchase or forfeiture.
Stock Units. Stock units may be granted under our Amended 2009 Plan. Stock units are awards that will result in a payment to a participant at the end of a specified period only if performance goals established by the administrator are achieved or the award otherwise vests. The administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate, if any. For example, the administrator may set restrictions based on the achievement of specific performance goals, on the continuation of service or employment or any other basis determined by the administrator. Payments of earned stock units may be made, in the administrator's discretion, in cash or with shares of our common stock, or a combination thereof. The administrator determines the number of stock units granted to any participant, but no participant may be granted more than 750,000 stock units during any fiscal year, except in connection with an employee's initial hiring in which case the participant could receive stock units covering up to an additional 750,000 shares, for a total of 1,500,000 shares.
Limit on Value of Stock Units. The administrator may grant stock units and other awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of stock units and other awards to be paid out to participants. During any fiscal year, no participant will receive stock units having an initial value greater than $3 million. Stock units shall have an initial dollar value established by the administrator prior to the grant date. Payment for stock units may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator.
Performance Goals. Awards of stock grants, stock units and other incentives under the Amended 2009 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement including: operating income; earnings before interest or taxes and earnings before interest, taxes, depreciation and amortization; earnings or net earnings; cash flow; market share; net or gross sales or revenue; expenses or expense reduction; cost of goods sold; profit/loss or profit margin, net or gross; working capital; return on equity or assets; earnings per share (diluted or basic); economic value added, or EVA; stock price; price/earnings ratio; debt, or debt-to-equity or debt reduction; accounts receivable; writeoffs; cash; assets; liquidity; operations; research or related milestones; business development; intellectual property (e.g., patents); product development; regulatory activity; information technology; financings; product quality control; management; human resources; corporate governance; compliance program; legal matters; internal controls; policies and procedures; accounting and reporting; strategic alliances, licensing and partnering; site, plant or building development; customer retention; customer satisfaction and/or mergers and acquisitions or divestitures. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units or product lines, may be measured in absolute terms or based on growth and may be measured relative to a peer group or index.
To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by

Section 162(m)), the administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.
Limits on Awards Granted to Non-Employee Directors. None of our non-employee directors will be granted awards under the Amended 2009 Plan covering more than 50,000 shares during any fiscal year.
Transferability of Awards. Unless the administrator provides otherwise, our Amended 2009 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime.
Change in Control. Our Amended 2009 Plan provides that in the event of our change in control, as defined in the Amended 2009 Plan, that is a merger or reorganization involving us, each outstanding award will be treated pursuant to the terms of the applicable agreement of merger or reorganization, including that the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award, or that outstanding awards may vest on an accelerated basis or be cancelled (with or without consideration). In each case, if there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, and the awards will become fully exercisable.
Term. Our Amended 2009 Plan will automatically terminate in 2019, unless we terminate it sooner. In addition, our board of directors has the authority to amend, alter, suspend or terminate the Amended 2009 Plan provided such action does not impair the rights of any participant without the written consent of such participant.
Number of Awards Granted to Employees, Consultants and Directors
The number of Awards that an employee, consultant, or director may receive under the Amended 2009 Plan is in the discretion of our compensation committee (or the board, with respect to our non-employee directors) and therefore cannot be determined in advance. Our executive officers are eligible to receive awards under the Amended 2009 Plan and, accordingly, our executive officers have an interest in this proposal. The following table sets forth (a) the aggregate number of shares of common stock subject to options or other awards (if any) granted under the Bridgepoint Education, Inc. 2009 Stock Incentive Plan, as amended and restated, during the last fiscal year, (b) the average per share exercise price of such options or other awards (if any), and (c) the dollar value of such shares based on $10.30 per share, the fair market value on December 31, 2012:

Name of Individual or Group	Number of Shares Granted	Average Per Share Exercise Price(1)	Dollar Value of Shares Granted(2)
Andrew S. Clark, CEO and President	122,750	$24.75	$—
Daniel J. Devine, EVP/Chief Financial Officer	49,100	$24.75	$—
Douglas C. Abts, SVP/Strategy & Corp. Development	103,421	$24.75	$559,506
Thomas Ashbrook, SVP/Chief Information Officer	89,282	$24.75	$519,243
Diane L. Thompson, SVP/Secretary and General Counsel	98,284	$24.75	$611,964
All executive officers, as a group	693,077	$24.75	$2,060,278
All directors who are not executive officers, as a group	39,990	$24.27	$—
All employees who are not executive officers, as a group	1,223,742	$21.52	$1,670,372

(1)	This does not include stock units which have a purchase price of $0.00 per award.

(2)	This column sets forth the value of restricted stock units granted during 2012 based on the fair market value of $10.30 per share on December 31, 2012.
Federal Tax Aspects
The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and use of Awards granted under the Amended 2009 Plan. Tax consequences for any particular individual may be different.
Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of ours is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.
Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Stock Grants and Stock Units. A participant generally will not have taxable income at the time an award of a stock grant or stock units, to the extent such stock grant or stock units are subject to vesting conditions when granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a stock grant that is subject to vesting conditions when granted may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the Amended 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended 2009 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Amended 2009 Plan has been designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.
Section 409A. Section 409A of the Internal Revenue Code, or Section 409A, places certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

Awards granted under the Amended 2009 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states, such as California, have adopted similar provisions that impose similar penalty taxes.
Medicare Surtax. Beginning in 2013, a participant's annual “net investment income”, as defined in section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant's awards under the Amended 2009 Plan. Whether a participant's net investment income will be subject to the Medicare Surtax will depend on the participant's level of annual income and other factors.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2009 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Purpose for Recommending Approval of the Amended and Restated 2009 Stock Incentive Plan
We believe that the amendment of the Amended 2009 Plan and the approval of its material terms is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Amended 2009 Plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking you to ratify the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the year ending December 31, 2013. PwC has audited our financial statements annually since 2008. Representatives of PwC are expected to be present at the 2013 Annual Meeting of Stockholders, will have an opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions.
Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, our Board of Directors is submitting the selection of PwC to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of PwC, our Board of Directors will reconsider whether to continue to retain the firm. Even if our stockholders ratify the appointment, our Board of Directors may choose to appoint a different independent registered public accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interests of our company and our stockholders.
Independent Registered Public Accounting Firm Fees and Services
The following table presents fees for professional audit and other services rendered by PwC for the audit of our annual consolidated financial statements as of and for the years ended December 31, 2012 and 2011 and fees billed for other services rendered by PwC during those periods.

	2012	2011
Audit Fees(1)	$1,942,035	$1,018,845
Audit‑Related Fees(2)	50,000	25,000
Tax Fees(3)	217,876	201,065
All Other Fees(4)	2,250	53,285
Total	$2,212,161	$1,298,195

(1)
Audit Fees consist of the aggregate billed fees for 2012 and 2011 for professional services rendered for the audit of our annual consolidated financial statements and the review of consolidated financial statements included in our quarterly reports, or professional services rendered in connection with our filing of various registration statements or otherwise normally provided by PwC in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of the aggregate fees billed in 2011 for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. Such fees primarily related to auditing unusual transactions, compliance advice regarding Section 404 of the Sarbanes-Oxley Act of 2002 and assurance related to information technology.

(3)
Tax Fees consist of the aggregate fees billed in 2012 and 2011 for professional services rendered for tax compliance, responses to tax audits, tax advice and tax planning. Such fees primarily related to federal and state tax compliance, planning and consulting.

(4)
All Other Fees consist of the aggregate fees billed in 2012 and 2011 for products and services other than the services reported under Audit Fees, Audit-Related Fees or Tax Fees. Such fees related to enterprise risk management consulting services and a subscription to accounting software.

Audit Committee Pre-Approval Policy
Our Audit Committee has adopted a Pre-Approval Policy pursuant to which the Audit Committee must pre-approve the audit and non-audit services performed by our independent registered public accounting firm, to assure that the provision of such services does not impair the firm's independence. Before we may engage the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee or entered into pursuant to the Pre-Approval Policy. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, the Audit Committee may delegate pre-approval authority to one or more of its members, and has delegated pre-approval authority to Mr. Crandall as Chair of the Audit Committee. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee's responsibilities to pre-approve services to be performed by our independent registered public accounting firm.
All services provided by PwC during fiscal years 2012 and 2011 were pre-approved by the Audit Committee. The Audit

Committee has considered the role of PwC in providing services to us for the year ending December 31, 2013, and has concluded that such services are compatible with their independence as our independent registered public accounting firm.
Vote Required
Ratification of PwC as our independent registered public accounting firm for the year ending December 31, 2013, requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. Broker non-votes are not counted as votes for or against this proposal, but the number of votes cast in favor of this proposal must be at least a majority of the shares present in person or by proxy and entitled to vote.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION
OF PRICEWATERHOUSECOOPERS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
The following Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filings under the Securities Act or the Exchange Act except to the extent we specifically incorporate it by reference into such filing.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles. The Audit Committee operates pursuant to a charter that is available on our website at http://www.bridgepointeducation.com under “Investor Relations-Corporate Governance Highlights.”
In performing its responsibilities, the Audit Committee has reviewed and discussed, with management and PricewaterhouseCoopers LLP, or PwC, our independent registered public accounting firm, the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012. The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee received written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding such firm's communications with the Audit Committee concerning independence, and discussed with PwC their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Bridgepoint Education, Inc. be included in the company's Annual Report on Form 10-K for the year ended December 31, 2012.

Dated: February 28, 2013	Audit Committee:
Dale Crandall, Chairman Ryan Craig Robert Hartman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Charter of the Audit Committee provides that any related party transaction (or series of transactions) that may require disclosure under the rules of the SEC must be reviewed and approved by the Audit Committee. When evaluating such transactions, the Audit Committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm's-length basis from an unaffiliated third party.
The following is a description of transactions since January 1, 2010, to which we have been a party, in which the amount involved exceeds $120,000 in any year and in which any of our directors, executive officers or holders of more than five percent of our common stock or any member of the immediate family of any of the foregoing persons has had or will have a direct or indirect material interest. This description does not cover (1) compensation arising from our executive officers' employment relationships or transactions or compensation to directors which are described elsewhere in this prospectus under “Corporate Governance-Director Compensation” and “Executive Compensation” or (2) compensation approved by our Compensation Committee that is earned by executive officers that are not named executive officers.
Indemnification Agreements
Our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers.
Nominating Agreement with Warburg Pincus
In February 2009, we entered into a nominating agreement with Warburg Pincus. Under the nominating agreement, as long as Warburg Pincus beneficially owns at least 15% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that two individuals designated by Warburg Pincus be elected to the Board of Directors. If at any time Warburg Pincus beneficially owns less than 15% but more than 5% of the outstanding shares of our common stock, we agree, subject to our fiduciary obligations, to nominate and recommend to our stockholders that one individual designated by Warburg Pincus be elected to the Board of Directors.
Second Amended and Restated Registration Rights Agreement
In August 2009, we entered into a Second Amended and Restated Registration Rights Agreement with Warburg Pincus and certain other security holders, including some of our executive officers and directors (Messrs. Clark, Sheng, Devine, Woodard and Craig, Ms. Dackerman and Dr. McAuliffe). The material terms of this agreement are described below.
Demand Registration Rights. So long as we are eligible to file a registration statement with the SEC, Warburg Pincus may request we effect a registration at any time, provided that anticipated aggregate public offering proceeds (before any underwriting discounts and commissions) will not be less than $7.5 million. We may postpone the filing of any such registration statement for up to 90 days once in any 12-month period. If during that 90 day period we file a registration statement and we are actively employing in good faith all reasonable efforts to cause such registration statement to become effective, then we may further postpone any demand registration until 180 days after the effective date of the currently filed registration statement. We may also postpone the filing of any such registration statement for up to 180 days once in any 12-month period if our Board of Directors determines in good faith that the filing would be seriously detrimental to our stockholders or us.
Form S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, Warburg Pincus may request that we register their shares of common stock for resale on a Form S-3 registration statement, provided that the total proceeds of the shares to be offered is more than $5.0 million and that the request is not made within 180 days of the effective date of our most recent Form S-3 registration statement in which the securities held by Warburg Pincus could have been included for sale or distribution. We are also not obligated to file a Form S-3 registration statement in any jurisdiction where we would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, subject to certain restrictions. Warburg Pincus has the right to request an unlimited number of registrations on Form S-3. In July 2011, we filed a Form S-3 registration statement upon the request of Warburg Pincus, registering the resale of 34,589,220 shares of common stock held by Warburg Pincus.
Payment of Registration Expenses. We are required to pay certain legal fees and other expenses on behalf of Warburg Pincus and other parties to the agreement in connection with any registration. For our initial public offering and a withdrawn secondary offering in 2009, we paid $269,000 in fees and other expenses on behalf of Warburg Pincus and $61,000 in fees and other expenses on behalf of the other selling stockholders. For the Form S-3 registration statement we filed on behalf of Warburg Pincus in July 2011, we paid $168,000 in fees and other expenses on behalf of Warburg Pincus.

Piggyback Registration Rights. If we register any shares of common stock under the Securities Act in connection with a public offering, the stockholders with piggyback registration rights have the right to include in the registration shares of common stock held by them or which they can obtain upon the exercise or conversion of another security, subject to specified exceptions. The underwriters of any offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. If the total amount of shares of common stock these stockholders wish to include exceeds the total amount of shares which the underwriters determine the stockholders may sell in the offering, the shares to be included in the registration will be subject to cutbacks as specified in the agreement.
Master Purchase Agreement with Spigit, Inc.
In July 2011, we entered into a Master Purchase Agreement with Spigit, Inc. (“Spigit”). Spigit has developed certain social collaboration software and an online social collaboration system that captures, analyzes and quantifies interactions among participants. In July 2012, we entered into an addendum to the Master Purchase Agreement providing for additional user licenses and professional services. We paid Spigit a total of $253,000 and $789,000 under the Master Purchase Agreement, as amended, in 2011 and 2012, respectively. Two funds controlled by Warburg Pincus, LLC, are significant investors in Spigit. Warburg Pincus, LLC, also controls Warburg Pincus Private Equity VIII, LP, our majority stockholder.
Agreements with iParadigms, LLC
In June 2009, we entered into a Registration Agreement with iParadigms, LLC (“iParadigms”), as amended, pursuant to which we license certain software to detect and prevent student plagiarism. This agreement was amended in October 2012 to extend its term until October 2015. In August 2009, we entered into an iThenticate Registration Agreement with iParadigms, as amended, pursuant to which we license certain software to detect and prevent professional plagiarism. Under these agreements, we paid iParadigms less than $120,000 in 2011 and $285,000 in 2012. A fund controlled by Warburg Pincus, LLC, is a significant investor in iParadigms. Warburg Pincus, LLC, also controls Warburg Pincus Private Equity VIII, LP, our majority stockholder.
Net Share Issuance and Share Repurchase
In September 2012, our Board of Directors, upon the recommendation of the Compensation Committee, adopted a net issuance program to allow for the exercise of options held by Messrs. Clark, Devine and Sheng prior to their expiration. The options, if unexercised, would have expired in April 2014. Upon the exercise of options pursuant to the program, we retained shares sufficient in value to cover the aggregate option exercise price and the then-applicable withholding taxes. In November 2012, California voters approved Proposition 30, which retroactively imposed additional state taxes on participants in the net issuance program. In December 2012, we repurchased a number of shares from Messrs. Clark, Devine and Sheng sufficient in value to cover such additional state taxes ($547,000, $34,000 and $21,000, respectively). The repurchase was approved by our Board of Directors following approval and recommendation of the Compensation Committee and Audit Committee. The shares were repurchased at a price equal to the closing price of our common stock on the New York Stock Exchange on the day the repurchase was approved by our Board of Directors. No shares were sold into the market in connection with either the option exercises pursuant to the net issuance program or the share repurchase.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1) (2)	6,773,594	(3)	$13.41	(4)	3,293,534
Equity compensation plans not approved by security holders (5)	118,105		$2.13		—
Total	6,891,699		$13.22		3,293,534

(1)	Consists of our 2005 Stock Incentive Plan, 2009 Stock Incentive Plan, and Employee Stock Purchase Plan.

(2)
Our 2009 Stock Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on January 1, 2010 and on each subsequent January 1 through and including January 1, 2019, equal to the least of (A) two percent (2%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, (B) 1,300,000 shares of our common stock, or (C) such lesser amount as the Board of Directors may determine. Our Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on January 1, 2010 and on each subsequent January 1 through and including January 1, 2019, equal to the least of (A) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, (B) 400,000 shares of our common stock, or (C) such lesser amount as the Board of Directors or Compensation Committee may determine.

(3)
Includes 362,199 shares of common stock subject to restricted stock units that entitle each holder to one share of common stock for each such unit that vests over the holder's period of continued service.

(4)
Calculated with taking into account the 362,199 shares of common stock subject to outstanding restricted stock units that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(5)
Represents warrants to purchase common stock issued to various employees, consultants, licensors and lenders. All such warrants are currently exercisable. No warrants have been issued since 2008, and all outstanding warrants expire in 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during the year ended December 31, 2012.

OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the individuals we have designated as proxies to vote the shares that they represent in accordance with their judgment.
For further information about Bridgepoint Education, Inc., please refer to our Annual Report on Form 10-K for the year ended December 31, 2012, which accompanies this proxy statement. Our Annual Report on Form 10-K was filed with the SEC on March 12, 2013, and is publicly available on our website at www.bridgepointeducation.com. You may also obtain a copy by sending a written request to Bridgepoint Education, Inc., Attn: Investor Relations, 13500 Evening Creek Drive North, Suite 600, San Diego, California 92128.

By order of the Board of Directors,
/s/ Diane L. Thompson
Diane L. Thompson Senior Vice President, Secretary and General Counsel
Dated: April 2, 2013

APPENDIX A

BRIDGEPOINT EDUCATION, INC.
2009 STOCK INCENTIVE PLAN
(as amended and restated [_________], 2013)

SECTION 1.	INTRODUCTION.
The Company's Board of Directors originally adopted the Bridgepoint Education, Inc. 2009 Stock Incentive Plan to be effective on the Effective Date conditioned on and subject to obtaining Company stockholder approval. The Plan was approved by Company stockholders on the Effective Date. The Plan was amended and restated by the Board on March 31, 2009 and again on [________], 2013.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Selected Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Selected Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.
The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.
This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2.	DEFINITIONS.
(a)“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.
(b)“Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.
(c)“Board” means the Board of Directors of the Company, as constituted from time to time.
(d)“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations (up to the maximum amount permitted by applicable law) relating to the Option.
(e)“Cause” means, except as may otherwise be provided in a Participant employment agreement or applicable Award agreement, (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant's misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant's negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company's or a Subsidiary's or an Affiliate's business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion and the Committee's determination shall be conclusive, final and binding.
(f)“Change In Control” except as may otherwise be provided in a Participant's employment agreement or Award agreement, means any of the following:
(i)The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company or Warburg Pincus & Co. (and its affiliated entities and investment funds) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change In Control hereunder if a majority of the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity;
(ii)The sale, transfer or other disposition of all or substantially all of the Company's assets; or
(iii)When a majority of the members of the Board shall not be Company Directors.

A transaction shall not constitute a Change In Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions. In addition, an IPO shall not constitute a Change In Control.
(g)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(h)“Committee” means a committee described in Section 3.
(i)“Common Stock” means the Company's common stock, $0.01 par value per share.
(j)“Company” means Bridgepoint Education, Inc., a Delaware corporation.
(k)“Company Directors” means (A) individuals who as of the Effective Date are members of the Board, (B) individuals elected or directors of the Company subsequent to the Effective Date for whose election proxies shall have been solicited by the Board, or (C) any individual elected or appointed to the Board to fill vacancies of the Board caused by death or resignation (but not by removal) or to fill newly created directorships.
(l)“Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.
(m)“Covered Employees” means those persons whose compensation is subject to the deduction limitations of Code Section 162(m).
(n)“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).
(o)“Director” means a member of the Board who is also an Employee.
(p)“Disability” means that the Selected Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Selected Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(q)“Effective Date” means March 16, 2009.
(r)“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.
(u)“Fair Market Value” means the market price of a Share, determined by the Committee as follows:
(i)If the Shares were traded on a stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;
(ii)If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and
(iii)If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.
(v)“Fiscal Year” means the Company's fiscal year.
(w)“Grant” means any grant of an Award under the Plan.
(x)“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
(y)“IPO” means an initial public offering by the Company of the Shares.
(z)“Non-Employee Director” means a member of the Board who is not an Employee.
(aa)“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(ab)“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.
(ac)“Optionee” means an individual, estate or other entity that holds an Option.
(ad)“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Effective Date shall be considered a Parent commencing as of such date.
(ae)“Participant” means an individual or estate or other entity that holds an Award.
(af)“Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more of the following: (i) operating income; (ii) earnings before interest or taxes and earnings before interest, taxes, depreciation and amortization; (iii) earnings or net earnings; (iv) cash flow; (v) market share; (vi) net or gross sales or revenue; (vii) expenses or expense reduction; (viii) cost of goods sold; (ix) profit/loss or profit margin, net or gross; (x) working capital; (xi) return on equity or assets; (xii) earnings per share (diluted or basic); (xiii) economic value added, or EVA; (xiv) stock price; (xv) price/earnings ratio; (xvi) debt, or debt-to-equity or debt reduction; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) research or related milestones; (xxiv) business development; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) information technology; (xxix) financings; (xxx) product quality control; (xxxi) management; (xxxii) human resources; (xxxiii) corporate governance; (xxxiv) compliance program; (xxxv) legal matters; (xxxvi) internal controls; (xxxvii) policies and procedures; (xxxviii) accounting and reporting; (xxxix) strategic alliances, licensing and partnering; (xl) site, plant or building development; (xli) customer retention; (xlii) customer satisfaction and/or (xlii) mergers and acquisitions or divestitures; each with respect to the Company and/or one or more Affiliates or operating units as determined by the Committee in its sole discretion. Any such criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of one or more product lines or specific markets and may be measured relative to a peer group or index. Awards issued to persons who are not Covered Employees may take into account other (or no) factors.
(ag)“Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
(ah)“Plan” means this Bridgepoint Education, Inc. 2009 Stock Incentive Plan as it may be amended from time to time.
(ai)“Prior Equity Plans” means the Company's Amended and Restated 2005 Stock Incentive Plan and its predecessor plans.
(aj)“Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)).
(ak)“SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.
(al)“SEC” means the Securities and Exchange Commission.
(am)“Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
(an)“Securities Act” means the Securities Act of 1933, as amended.
(ao)“Selected Employee” means an Employee, Consultant, Director, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.
(ap)“Service” means service as an Employee, Director, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant's Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee's Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.
(aq)“Share” means one share of Common Stock.
(ar)“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.
(as)“Stock Grant” means Shares awarded under the Plan.
(at)“Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.
(au)“Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
(av)“Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.
(aw)“Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.
(ax)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.
(ay)“10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
SECTION 3.ADMINISTRATION.
(a)Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board's Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m) (to the extent such Awards are intended to qualify as performance-based compensation). For the avoidance of doubt, to the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).
The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Selected Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.
Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.
(b)Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:
(i)determining Selected Employees who are to receive Awards under the Plan;
(ii)determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;
(iii)correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;
(iv)accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;
(v)interpreting the Plan and any Award agreements;

(vi)making all other decisions relating to the operation of the Plan; and
(vii)adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as Appendices.
The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. The Committee's decisions and determinations need not be uniform and may be made selectively among Participants in the Committee's sole discretion. The Committee's decisions and determinations will be afforded the maximum deference provided by law.
(c)Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4.GENERAL.
(a)General Eligibility. Only Employees, Consultants, Directors and Non-Employee Directors shall be eligible for designation as Selected Employees by the Committee.
(b)Incentive Stock Options. Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.
(c)Buyout of Awards. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents (including without limitation Shares valued at Fair Market Value that may or may not be issued from this Plan) an Award previously granted or (ii) authorize a Participant to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
(d)Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
(e)Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant's death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant's death any vested Award(s) shall be transferred or distributed to the Participant's estate.
(f)Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees that are intended to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals that shall be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 4(f) and the provisions of this Section 4(f) shall control over any contrary provisions in the Plan. Any Performance Goals applicable to Stock Grants and/or Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m) will be set by the Committee on or before the Determination Date. Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as performance-based compensation under Code Section 162(m) for a Performance Period only if the Performance Goals for such period are achieved. The Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period:
(i)asset write-downs,
(ii)litigation or claim judgments or settlements,
(iii)the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results,
(iv)accruals for reorganization and restructuring programs and
(v)any extraordinary non-recurring items as described in applicable accounting principles and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report for the applicable year.
Notwithstanding satisfaction of any completion of any Performance Goal, the Committee may: (A) to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced (but not increased) by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine, (B) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant's death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant's death or disability prior to a Change in Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. With respect to any Awards that are intended to qualify as performance-based compensation under Code Section 162(m), prior to the Determination Date, the Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Committee will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards with performance conditions that are granted to Selected Employees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m).
To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Code Section 162(m), within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Committee will, in writing, (i) designate one or more Selected Employees to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each such Selected Employee for such Performance Period.
Notwithstanding any other provision of the Plan, any Award which is granted to a Selected Employee and is intended to constitute qualified performance-based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.
(g)No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Option, SAR, or Stock Unit until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and has been issued the applicable stock certificate by the Company. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 11.
(h)Termination of Service. Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant's Service (in all cases subject to the term of the Option or SAR as applicable): (i) if the Service of a Participant is terminated for Cause, then all Options, SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (ii) if the Service of Participant is terminated for any reason other than for Cause, death or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the date of such termination; or (iii) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve months after the date of termination of Service and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the date of such termination. In the event of a termination of an Employee's Service due to Disability, an unexercised ISO will be treated as an NSO commencing as of one year and one day after such termination.
(i)Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. If upon a Participant's “separation from service” within the meaning of Code Section 409A, he/she is then a “specified employee” (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant's separation from service, or (ii) ten (10) days after the Company receives notification of the Participant's death. Any such delayed payments shall be made without interest.
(j)Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant's right to exercise any Option or SAR (or vesting of Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant's outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.
(k)Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.
(l)Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
(m)Liability of Company Plan. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.
SECTION 5.SHARES SUBJECT TO PLAN AND SHARE LIMITS.
(a)Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Sections 5(b), 5(c) and 11, the aggregate number of Shares reserved for Awards under the Plan shall not exceed 5,000,000 Shares, plus (i) any Shares that, as of April 15, 2009, had been reserved but not issued pursuant to awards granted under the Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) and were not subject to any awards granted thereunder, and (ii) the number of Shares that were subject to outstanding awards under the 2005 Plan as of April 15, 2009 that have since expired or terminated prior to the date of the Company's 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”), or that expire or terminate without having been exercised in full on or after the 2013 Annual Meeting, and Shares issued pursuant to awards granted under the 2005 Plan that have been forfeited to or repurchased by the Company prior to the 2013 Annual Meeting, or that are repurchased or forfeited on or after the 2013 Annual Meeting, with the maximum number of Shares to be added to the Plan pursuant to the 2005 Plan equal to 2,038,683 Shares. The aggregate number of Shares that may be issued in connection with any single type of Award (NSOs, ISOs, SARs, Stock Grants or Stock Units) under the Plan shall be 7,038,683 Shares.
(b)Subject to adjustment as provided in Section 11, the maximum aggregate number of Shares that may be issued under the Plan as set forth in Section 5(a) shall be increased on January 1, 2010 and on each subsequent January 1 through and including January 1, 2019, by a number of Shares (the “Annual Increase”) equal to the lesser of (i) two percent

(2%) of the number of Shares issued and outstanding on the immediately preceding December 31, or (ii) 1,300,000 Shares, or (iii) an amount determined by the Board.
(c)Additional Shares. If Awards are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under Section 5(a), as adjusted by Section 5(b), and the balance shall again become available for Awards under the Plan. If a Participant pays the Exercise Price by net exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Award by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall be available for issuance under the Plan and shall not count toward the maximum number of shares that may be issued under the Plan as set forth in Section 5(a), as adjusted by Section 5(b).
(d)Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.
(e)Share Limits. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company's Covered Employees, then the limits specified below in this Section 5(e) shall be applicable to Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m).
(i)Limits on Options. No Selected Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 750,000 Shares.
(ii)Limits on SARs. No Selected Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 750,000 Shares.
(iii)Limits on Stock Grants. No Selected Employee shall receive Stock Grants during any Fiscal Year covering in excess of 750,000 Shares.
(iv)Limits on Stock Units. No Selected Employee shall receive Stock Units during any Fiscal Year covering in excess of 750,000 Shares.
(v)Limit on Total Amount of All Awards. No Selected Employee shall receive Awards during any Fiscal Year in excess of the aggregate amount of 750,000 Shares, whether such Awards are in the form of Options, SARs, Stock Grants and/or Stock Units.
(vi)Increased Limits for First Year of Employment. The limits expressed in the foregoing subparts (i) through (v) shall in each case be increased to 1,500,000 Shares with respect to Awards granted to a Selected Employee during the Fiscal Year of the Selected Employee's commencement of employment with the Company.
(vii)Limit on Awards Settleable in Cash. During any Fiscal Year, no Selected Employee shall receive Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m) having an initial value greater than $3,000,000.
(f)Non-Employee Director Share Limits. Notwithstanding any other provision of the Plan to the contrary, no Non-Employee Director shall receive Awards during any Fiscal Year in excess of the aggregate amount of 50,000 Shares, whether such Awards are in the form of Options, SARs, Stock Grants and/or Stock Units.
SECTION 6.TERMS AND CONDITIONS OF OPTIONS.
(a)Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO; if not specified then the Option shall be an NSO.
(b)Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 11.
(c)Exercise Price. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO Grants to 10-Percent Shareholders) on the date of Grant.
(d)Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant (and may be for a shorter period of time than ten years). A Stock Option Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events. Notwithstanding the forgoing, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company's right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.
(e)Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may Re-Price outstanding Options. No modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.
(f)Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 7.PAYMENT FOR OPTION SHARES.
(a)General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:
(i)In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.
(ii)In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.
(b)Surrender of Stock. To the extent that this Section 7(b) is made applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.
(c)Cashless Exercise. To the extent that this Section 7(c) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.
(d)Net Exercise. To the extent that this Section 7(d) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through a “net exercise” arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee's exercise of the Option will be reduced by the Company's retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a net exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii).
(e)Other Forms of Payment. To the extent that this Section 7(e) is made applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.
SECTION 8.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
(a)SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant's other compensation.
(b)Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.
(c)Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d)Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant's death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant's Service. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change In Control.
(e)Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant's death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.
(f)Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may Re-Price outstanding SARs. No modification of a SAR shall, without the consent of the Participant, alter or impair his or her rights or obligations under such SAR.
(g)Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 9.TERMS AND CONDITIONS FOR STOCK GRANTS.
(a)Time, Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant.
(b)Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.
(c)Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.
(d)Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events.
(e)Assignment or Transfer of Stock Grants. Except as provided in Section 14, or in a Stock Grant Agreement, or as required by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant's death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.
(f)Voting and Dividend Rights. The holder of a Stock Grant (irrespective of whether the Shares subject to the Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.
(g)Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. No modification of a Stock Grant shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Grant.

SECTION 10.TERMS AND CONDITIONS OF STOCK UNITS.
(a)Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant's other compensation.
(b)Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11.
(c)Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(d)Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events.
(e)Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.
(f)Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.
(g)Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
(h)Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Unit.
(i)Assignment or Transfer of Stock Units. Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant's death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.
SECTION 11.ADJUSTMENTS.
(a)Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:
(i)the maximum aggregate number of Shares specified in Section 5(a);
(ii)clause (ii) of the Annual Increase specified in Section 5(b);
(iii)the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;
(iv)the limits on Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m) under Section 5(e);

(v)the limits on Awards issued under the Plan to Non-Employee Directors under Section 5(f);
(vi)the number and kind of securities covered by each outstanding Award;
(vii)the Exercise Price under each outstanding SAR and Option; and
(viii)the number and kind of outstanding securities issued under the Plan.
(b)Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant's Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
(c)Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.
SECTION 12.EFFECT OF A CHANGE IN CONTROL.
(a)Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.
(b)Acceleration. Except as otherwise provided in the applicable Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Stock Award Agreement, in the event that a Change In Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Awards pursuant to Section 12(a), no acceleration of vesting shall occur. In the event that a Change In Control occurs with respect to the Company and there is no assumption or continuation of Awards pursuant to Section 12(a), all Awards shall vest and become exercisable as of immediately before such Change In Control.
SECTION 13.LIMITATIONS ON RIGHTS.
(a)Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).
(b)Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 11.
(c)Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
(d)Dissolution. To the extent not previously exercised or settled, Options, SARs, Stock Units and unvested Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.
(e)Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.
SECTION 14.TAXES.
(a)General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)Share Withholding. The Committee in its discretion may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law) related to an Award through a sale of Shares underlying the Award or, in the case of Options, through a net exercise or Cashless Exercise.
SECTION 15.DURATION AND AMENDMENTS.
(a)Term of the Plan. The Plan, as set forth herein, is effective on the Effective Date. The Plan shall terminate on March 3, 2019 and may be terminated on any earlier date pursuant to this Section 15. This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Plans or other Company equity compensation plans. No further awards may be granted under the Prior Equity Plans as of the date of an IPO.
(b)Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant's written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included. In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.
SECTION 16.EXECUTION.
To record the adoption of this restatement of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.
BRIDGEPOINT EDUCATION, INC.

By:
Title:

BRIDGEPOINT EDUCATION, INC.
1300 EVENING CREEK DRIVE NORTH
SUITE 600
SAN DIEGO, CA 92128

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BPI2013**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57806-P34096 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIDGEPOINT EDUCATION, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of three Class I Directors for a three-year term expiring at the 2016 Annual Meeting of Stockholders	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ryan Craig
02) Robert Hartman
03) Andrew M. Miller

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve the amended and restated 2009 Stock Incentive Plan.	▢	▢	▢
3. Ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the year ending December 31, 2013.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 13, 2013:
The Notice and Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

M57807-P34096

2013 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF BRIDGEPOINT EDUCATION, INC.

The undersigned hereby appoint(s) Andrew S. Clarkand Daniel J. Devine and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Bridgepoint Education, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 13, 2013 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL CLASS I DIRECTOR NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side